                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                H&R BLOCK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             [H&R BLOCK LOGO], Inc.
                                4400 Main Street
                           Kansas City, Missouri 64111

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         to be held September 13, 2000

         The annual meeting of shareholders of H&R Block, Inc., a Missouri corporation (the "Company"), will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 13, 2000. Shareholders attending the meeting are asked to park on the east side of the parking lot that is north of the Museum and enter the Museum's east entrance. The meeting will be held for the purpose of considering and acting upon the following:

         1. The election of (a) four Class II directors to serve three-year terms; (b) one Class I director to serve a two-year term; and (c) one Class III director to serve a one-year term (See page 2);

         2. Approval of the H&R Block, Inc. 2000 Employee Stock Purchase Plan (See page 20);

         3. Approval of the H&R Block Short-Term Incentive Plan, as amended (See page 23);

         4. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending April 30, 2001 (See page 27); and

         5. The transaction of such other business as may properly come before the meeting or any adjournments thereof;

all as set forth in the proxy statement accompanying this Notice.

         The Board of Directors has fixed the close of business on July 10, 2000 as the record date for determining shareholders of the Company entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors
                                          JAMES H. INGRAHAM
                                          Secretary
Kansas City, Missouri
July 28, 2000

         A PROXY FOR THE ANNUAL MEETING IS ENCLOSED HEREWITH. PLEASE DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO VOTE IN PERSON, THE PROXY WILL NOT BE USED. THEREFORE, PLEASE RETURN THE SIGNED PROXY EVEN IF YOU PLAN TO ATTEND THE MEETING.

                                 PROXY STATEMENT

         The accompanying proxy is solicited by the Board of Directors of H&R Block, Inc. (the "Company"), 4400 Main Street, Kansas City, Missouri 64111, for use at the annual meeting of shareholders to be held on September 13, 2000, or at any adjournment of that meeting, for the purposes set forth in the foregoing notice. All costs of solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by regular employees of the Company's subsidiaries. The Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies on behalf of the Board of Directors for a fee of $5,500, plus reimbursement of reasonable expenses. Further, brokers and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so.

         A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a revoking instrument or a duly- executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, shares represented by properly executed proxies received by the Board of Directors will be counted at the meeting and will be voted in accordance with the shareholder's directions. If the form of proxy is signed and returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted in accordance with the recommendations of the Board of Directors.



QUORUM, VOTING PROCEDURES

         A majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at such meeting. Shares represented by a proxy that directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting for quorum purposes. Shares represented by proxy as to which no voting instructions are given as to matters to be voted upon shall be deemed to be represented at the meeting for quorum purposes.

         Shareholders do not have cumulative voting rights with respect to the election of directors. For all matters to be voted upon at the meeting, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for election or approval. For purposes of determining the number of shares present in person or represented by proxy on a voting matter, all votes cast "for," "against," "abstain" or "withhold authority" are included. "Broker non-votes," which occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy on a voting matter.



OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

         At the close of business on July 10, 2000, the Company's outstanding voting securities consisted of 92,297,566 shares of Common Stock.


         The proxy statement and accompanying form of proxy are first being sent to shareholders on or about July 28, 2000.

                              ELECTION OF DIRECTORS
                            (ITEM 1 ON FORM OF PROXY)

         The Company's Articles of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be not fewer than nine nor more than 15, with the exact number to be fixed by a resolution adopted by the affirmative vote of a majority of the whole Board. Effective September 8, 1999, the Board fixed the number of directors to constitute the Board of Directors at 11. Effective October 13, 1999, the Board fixed the number of directors to constitute the Board at 10 following the death of director Marvin
L. Rich. The Articles of Incorporation and Bylaws further provide that the Board of Directors shall be divided into three classes: Class I, Class II and Class III, with each class to consist, as nearly as possible, of one-third of the members of the Board. The term of office of one class of directors shall expire at each annual meeting of shareholders. Directors elected at an annual meeting of shareholders to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of shareholders after their election.

         Nominations of persons for election to the Board of Directors may be made at a meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Company's Bylaws.

         At the annual meeting of shareholders to be held on September 13, 2000, four Class II directors will be elected to hold office for three years and until their successors are elected and shall have qualified. G. Kenneth Baum, Mark A. Ernst, Henry F. Frigon, and Roger W. Hale have been nominated for election as Class II directors of the Company. Such nominees are all currently Class II directors of the Company. In addition, one Class I director will be elected to fill the vacancy created by the retirement of Henry W. Bloch, and one Class III director will be elected for a one-year term to fill the vacancy created by the retirement of Morton I. Sosland. Each such retirement is effective on September 13, 2000. Thomas M. Bloch and Rayford Wilkins, Jr. have been nominated by the Board of Directors for election as a Class I and a Class III director, respectively. The shares voted by the proxies will be voted for the election of all six nominees unless authority to do so is withheld as provided in the form of proxy. All nominees have consented to serve if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to accept the office of director, but if such contingency should arise, it is the intention of the proxies to vote for such person or persons as the Board of Directors may recommend.

         The nominees for election as Class I, II and III directors and the current Class I and Class III directors are listed in alphabetical order in the following table. Donna R. Ecton and Louis W. Smith serve as Class III directors with terms scheduled to expire at the annual meeting of shareholders in 2001. Robert E. Davis and Frank L. Salizzoni serve as Class I directors with terms scheduled to expire at the annual meeting of shareholders in 2002.

                                                                 COMMON STOCK
                                                                 (AND PERCENT         SOLE             SHARED
NAME, AGE AND PRINCIPAL                                            OF CLASS)       VOTING AND        VOTING AND
OCCUPATION OR EMPLOYMENT                         DIRECTOR        BENEFICIALLY      INVESTMENT        INVESTMENT
DURING THE PAST 5 YEARS                            SINCE            OWNED(1)         POWERS            POWERS
----------------------------                     ---------       -------------     ----------        ----------
G. Kenneth Baum (70)                               1961           105,133(3)       105,133(3)            -0-
Chairman of the Board,                                              (.11%)
George K. Baum Group, Inc.,
investment company(2)


                                                                 COMMON STOCK
                                                                 (AND PERCENT         SOLE             SHARED
NAME, AGE AND PRINCIPAL                                            OF CLASS)       VOTING AND        VOTING AND
OCCUPATION OR EMPLOYMENT                          DIRECTOR       BENEFICIALLY      INVESTMENT        INVESTMENT
DURING THE PAST 5 YEARS                            SINCE            OWNED(1)         POWERS            POWERS
----------------------------                     ---------       -------------     ----------        ----------
Henry W. Bloch (77)                                1955           2,613,878(3)     2,516,678(3)         97,200
Chairman of the Board                                                (2.76%)
of the Company (4)

Thomas M. Bloch (46)                              Nominee           121,056            2,056           119,000
Educator (2)(5)                                                       (.13%)

Robert E. Davis (69)                               1981              27,533(3)        27,333(3)           200
Partner, Axess Corporation,                                           (.03%)
diversified manufacturing (6)

Donna R. Ecton (53)                                1993              10,633(3)        10,633(3)            -0-
Chairman, President and                                               (.01%)
Chief Executive Officer,
EEI Inc., consultants to
investors and management (2)(7)

Mark A. Ernst (42)                                 1999              98,000(3)        98,000(3)            -0-
President and Chief Operating                                         (.10%)
Officer of the Company (8)

Henry F. Frigon (65)                               1992              21,333(3)        13,333(3)          8,000
Chairman and Chief Executive                                          (.02%)
Officer, CARSTAR, Inc., a
national collision repair
service provider (2)(9)

Roger W. Hale (57)                                 1991              19,552(3)        19,552(3)            -0-
Chairman and Chief Executive                                          (.02%)
Officer, LG&E Energy
Corporation, a diversified
energy services company (2)(10)

Frank L. Salizzoni (62)                            1988             421,000(3)       413,000(3)          8,000
Chief Executive                                                       (.44%)
Officer of the Company (2)(11)

Louis W. Smith (57)                                1998               3,000(3)         3,000(3)            -0-
President and Chief Executive                                           (0%)
Officer, Ewing Marion
Kauffman Foundation, a
not-for-profit charitable
organization (2)(12)


                                                                 COMMON STOCK
                                                                 (AND PERCENT         SOLE             SHARED
NAME, AGE AND PRINCIPAL                                            OF CLASS)       VOTING AND        VOTING AND
OCCUPATION OR EMPLOYMENT                         DIRECTOR        BENEFICIALLY      INVESTMENT        INVESTMENT
DURING THE PAST 5 YEARS                            SINCE            OWNED(1)         POWERS            POWERS
----------------------------                     ---------       -------------     ----------        ----------
Morton I. Sosland (75)                             1963           180,758(3)        31,218(3)          149,540
Chairman of the Board, Sosland                                      (.19%)
Companies, Inc., publishers(2)(13)

Rayford Wilkins, Jr. (48)
President, SBC Business                           Nominee             -0-              -0-               -0-
Communications Services,                                             (0%)
SBC Communications, Inc.,
telecommunications company(14)

 (1) As of June 1, 2000. For purposes of this disclosure, the Securities and Exchange Commission has defined "beneficial ownership" to include securities over which the individual has sole or shared investment or voting power regardless of the economic incidents of ownership. The shares reported in the table include shares held by certain family members of the directors or in trusts or custodianships for such members (directly or through nominees). The reported shares also include 8,000 shares held by a charitable foundation of which Mr. Salizzoni is an officer; 37,748 shares held by a family investment limited partnership of which Mr. Sosland is a limited partner and 95,792 shares held by a corporation of which Mr. Sosland is an officer and a director. The respective directors have disclaimed any beneficial ownership of those shares held by or for their family members, Mr. Salizzoni has disclaimed any beneficial ownership of those shares held in the name of the charitable foundation of which he is an officer, and Mr. Sosland has disclaimed any beneficial ownership of those shares held by the corporation of which he is an officer and a director.

 (2) With respect to other directorships held by the above persons in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
      Section 15(d) of said Act, Mr. Baum is a director of Interstate Bakeries Corporation and JPS Packaging, Inc.; Mr. Thomas Bloch is a director of Business Men's Assurance Company of America; Ms. Ecton is a director of Vencor, Inc.; Mr. Frigon is a director of Buckeye Technologies, Inc., Dimon, Inc., Sypress Solutions, Inc. and Corporate Wings, Inc.; Mr. Hale is a director of Global Telesystems Group, Inc. and LG&E Energy Corp.; Mr. Salizzoni is a director of Flight Options, Inc. and Orbital Sciences Corporation; Mr. Smith is a director of Western Resources, Inc. and Sprint Corporation; and Mr. Sosland is a director of Kansas City Southern Industries, Inc.

 (3) Includes shares which on June 1, 2000 the specified directors had the right to purchase as of June 30, 2000 pursuant to options granted in connection with the Company's stock option plans, as follows: Mr. Baum, 22,333 shares; Mr. Henry Bloch, 3,334 shares; Mr. Davis, 18,333 shares; Ms. Ecton, 10,333 shares; Mr. Ernst, 50,000 shares; Mr. Frigon, 12,333 shares; Mr. Hale, 18,333 shares; Mr. Salizzoni, 402,000 shares; Mr. Smith, 1,000 shares; and Mr. Sosland, 9,667 shares.

 (4) Mr. Henry Bloch has announced his retirement as Chairman of the Board and director of the Company effective September 13, 2000.

 (5) Mr. Thomas Bloch has served as an educator, Vice Chairman of University Academy, Kansas City, Missouri, and President of the Youth Service Alliance of Greater Kansas City since October 1995.

      He served as President and Chief Executive Officer of the Company from August 1992 until August 1995 and as a director of the Company from 1983 until August 1995.

 (6) Mr. Davis served as a Managing Director of Axess Corporation, Newark, Delaware, from March 1991 until August 1997.

 (7) Ms. Ecton has served as the Chairman, President and Chief Executive Officer of EEI Inc., Paradise Valley, Arizona, since July 1998. Ms. Ecton served as Chief Operating Officer of PETsMART, Inc., Phoenix, Arizona, from December 1996 until May 1998. She was Chairman of Business Mail Express, Inc., Malvern, Pennsylvania, from June 1995 until December 1996, and President and Chief Executive Officer of such corporation from February 1995 until December 1996.

 (8) Mr. Ernst has served as Chief Operating Officer of the Company since September 1998 and as President of the Company since September 1999. He served as the Executive Vice President of the Company from September 1998 until September 1999. The Board of Directors of the Company has approved a succession plan pursuant to which Mr. Ernst will become President and Chief Executive Officer of the Company effective January 1, 2001. He served as Senior Vice President, Third Party and International Distribution, Senior Vice President, WorkPlace Financial Services and Vice President, Retail Services Group, of American Express Company, Minneapolis, Minnesota, from July 1997 through June 1998, November 1995 through July 1997, and December 1993 until November 1995, respectively.

 (9) Mr. Frigon has served as the Chairman and Chief Executive Officer of CARSTAR, Inc., Overland Park, Kansas, since July 1998. He served as the interim Chairman of the Board of CompuServe Corporation, a computer network and online services company, from June 1996 until October 1996. He retired in December of 1994 from Hallmark Cards Incorporated, Kansas City, Missouri, a greeting card company, where he served as Executive Vice President-Corporate Development & Strategy and Chief Financial Officer.

 (10) Mr. Hale has served as Chairman and Chief Executive Officer of LG&E Energy Corporation, Louisville, Kentucky, since August 1990.

 (11) Mr. Salizzoni has served as the Company's Chief Executive Officer since June 1996. Mr. Salizzoni served as the Company's President from June 1996 until September 1999. The Board of Directors has approved a succession plan pursuant to which Mr. Salizzoni will serve as Chairman of the Board and Chief Executive Officer of the Company from September 13, 2000 through December 31, 2000, and as Chairman of the Board thereafter. He served as Chairman of the Board of CompuServe Corporation from October 1996 until January 1998. He served as President and Chief Operating Officer of USAir, Inc. and USAir Group, Inc., Pittsburgh, Pennsylvania, airline, from March 1994 until April 1996.

 (12) Mr. Smith has served as President and Chief Executive Officer of the Ewing Marion Kauffman Foundation, Kansas City, Missouri, since July 1997. He served as President and Chief Operating Officer of such Foundation from July 1995 through June 1997.

 (13) Mr. Sosland will retire as a director of the Company effective September 13, 2000.

 (14) Mr. Wilkins has served as President of SBC Business Communications Services, San Antonio, Texas, since October 1999. He served as President and CEO of Southwestern Bell Telephone Co., San Antonio, Texas, from July 1999 until October 1999. Mr. Wilkins served as President of Business Communications Services, Pacific Bell Telephone Company, San Ramon, California, from August 1997 until July 1999. He also served as Vice President and General Manager of Southwestern Bell Telephone Co., Kansas City, Missouri, from August 1993 until August 1997.

                DIRECTORS' MEETINGS, COMPENSATION AND COMMITTEES

         The Board of Directors held nine meetings during the 2000 fiscal year, and 15 meetings of the standing Board committees were held during such fiscal year (including two joint committee meetings). Each of the incumbent directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the time in which he or she served as a director in such year and (2) the total number of meetings of the Board committees on which he or she served that were held during the time in which he or she served on such committees in such year.

         Directors, excluding those who are employed by the Company or its subsidiaries, receive an annual director's fee of $28,000, meeting fees of $1,700 for each Board meeting attended, committee chairman fees of $1,500 for each committee meeting that they chair, and meeting fees of $1,100 for each committee meeting attended in a capacity other than as a chairman.

         In accordance with the provisions of the H&R Block Deferred Compensation Plan for Directors, as amended, eligible non-employee directors may defer their retainers and/or meeting fees. Deferrals are placed in an account maintained by the Company for each director and such deferrals are fully vested at all times. Gains or losses are posted to each account in accordance with the participant's selection among fixed rate, variable rate and Company Common Stock investment alternatives. Payment of benefits occurs in cash upon termination of the participant's services as a director, upon his or her death or, if he or she first became eligible to participate in the Plan at age 68 or older, upon attainment of age 75. The account balance is generally paid out in approximately equal monthly installments over a 10-year period after the occurrence of the event which results in the benefit distribution.

         Pursuant to the H&R Block Stock Plan for Non-Employee Directors, eligible non-employee directors have the opportunity to receive payment of their retainers and/or meeting fees on a deferred basis in shares of Common Stock of the Company. The retainers and/or fees are initially paid in the form of stock units. The stock units in the directors' accounts are fully vested at all times. Payment of the stock units must be deferred at least one year and the director shall select the date of payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Stock Plan is 300,000 shares.

         The 1989 Stock Option Plan for Outside Directors, as amended, provides for the grant of stock options to directors of the Company who are not employees of the Company or any of its subsidiaries. The Plan specifies that nonqualified stock options are to be automatically granted to outside directors of the Company serving as such on June 30 of each year in which the Plan is in effect. Each stock option granted to an outside director of the Company pursuant to the Plan is for 3,000 shares of the Company's Common Stock, without par value, and the purchase price per share is equal to the last reported sale price for the Common Stock on the New York Stock Exchange on the date of grant. The maximum number of shares of Common Stock as to which options may be granted under the Plan is 300,000 shares.

         Options for 3,000 shares each, with an option price of $50 per share, were granted to Ms. Ecton and to Messrs. Baum, Davis, Frigon, Hale, Smith and Sosland on June 30, 1999. Subject to certain exceptions, the outstanding stock options may not be exercised until at least one year after the date of grant, and then may be exercised only in increments in any one year of up to one-third of the aggregate number of shares subject to the option. Vesting is accelerated in the event of death, retirement or removal as a director without cause. All outstanding options expire ten years after the date of grant.

         The Company also offers to its non-employee directors free income tax return preparation services by H&R Block Premium and free business travel insurance in connection with Company-related travel.

         The standing committees of the Board include the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating Committee and the Strategy & Development Committee. Mr. Henry Bloch, Chairman of the Board of the Company, and Mr. Salizzoni, Chief Executive Officer of the Company, are currently nonvoting ex officio members of the Finance Committee and the Strategy & Development Committee.

         The Executive Committee, whose members are Mr. Henry Bloch (Chairman) and Messrs. Baum, Salizzoni, Smith and Sosland, held no meetings during fiscal year 2000. The primary function of the Executive Committee is to control and manage, between meetings of the Board, the property and business of the Company in all matters in which exclusive authority has not been given to the entire Board of Directors or in which specific direction has not been given by the Board.

         The Audit Committee, whose members are Ms. Ecton (Chairman) and Messrs. Davis, Hale and Smith, held five meetings during the 2000 fiscal year. The functions of the Committee include, among other things, reviewing the Company's risk management process and adherence to significant internal controls; reviewing and approving the services and fees of the Company's independent auditors, including any non-audit services provided by them; making recommendations to the Board of Directors with respect to the employment, retention or replacement of such auditors, as well as monitoring the independence of such auditors; reviewing the scope of the annual audit; reviewing and discussing with management and the independent auditors the audited financial statements and accounting principles; reviewing and approving the Company's internal audit plan and the appointment and replacement of the Director of Internal Audit; and assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting process and related matters. A copy of the Audit Committee Charter adopted by the Committee and approved by the Board of Directors in March 2000 is set forth in Appendix A to this proxy statement.

         The Compensation Committee, whose members are Mr. Davis (Chairman), Ms. Ecton and Messrs. Smith and Sosland, held two meetings during fiscal year 2000. The functions of the Committee primarily include reviewing the compensation of the executive officers of the Company and its subsidiaries, recommending to the Board of Directors the salaries and any bonus or cash incentive plans for such executive officers, and administering the Company's long-term incentive compensation plans. See the Compensation Committee Report on Executive Compensation under "COMPENSATION OF EXECUTIVE OFFICERS," below.

         The Finance Committee, whose members are Messrs. Baum (Chairman), Davis and Frigon, held four meetings during the 2000 fiscal year, two of which were joint meetings with the Strategy & Development Committee. The primary duty of the Finance Committee is to provide advice to management and the Board of Directors concerning the financial structure of the Company, the funding of the operations of the Company and its subsidiaries, and the investment of Company funds.

         The Nominating Committee, whose members are Mr. Frigon (Chairman), Mr. Davis, Ms. Ecton and Mr. Hale, held three meetings during the 2000 fiscal year. The Nominating Committee is responsible for the initiation of nominations for election as a director of the Company.

         The Strategy & Development Committee, whose members are Messrs. Hale (Chairman), Baum, Frigon and Sosland, held three meetings during the 2000 fiscal year, two of which were joint meetings with the Finance Committee. The functions of the Strategy & Development Committee include, among other things, determining appropriate areas of business development and expansion for the Company, developing acquisition and divestiture strategies, and recommending to the Board of Directors the acquisition and/or divestiture of those businesses which in the Committee's judgment would best serve the interests of the Company.

                     INFORMATION REGARDING SECURITY HOLDERS

PRINCIPAL SECURITY HOLDERS

         The following table sets forth the name, address and share ownership of each person or organization known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Information provided is based upon Schedule 13G filings.

                                                                      PERCENT OF
                                                     SHARES             COMMON
        NAME AND ADDRESS                          BENEFICIALLY           STOCK
        OF BENEFICIAL OWNER                           OWNED           OUTSTANDING
        -------------------                           -----           -----------

        FMR Corp.                                   8,496,365            8.64%
        82 Devonshire Street
        Boston, Massachusetts 02109

         Information as to the number of shares and the percent of common stock outstanding is as of June 30, 2000 and is furnished in reliance on the Schedule 13G/A of FMR Corp., a parent holding company. The Schedule 13G/A indicates that such number of shares includes 285,170 shares with sole voting power, 8,496,365 shares with sole dispositive power and no shares with either shared voting power or shared dispositive power. The relevant subsidiaries of FMR Corp. identified by FMR Corp. are Fidelity Management & Research Company (a registered investment adviser reporting beneficial ownership of 7,880,495 shares), Fidelity Management Trust Company (a bank reporting beneficial ownership of 443,260 shares), and Fidelity International Limited (foreign-based subsidiaries reporting beneficial ownership of 172,610 shares).

SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the beneficial ownership of Common Stock of the Company of those executive officers of the Company listed in the Summary Compensation Table, under "COMPENSATION OF EXECUTIVE OFFICERS," who are not directors of the Company, as well as the beneficial ownership of Common Stock of all directors and executive officers of the Company as a group as of June 1, 2000. Information regarding individual directors is contained in the table above, under "ELECTION OF DIRECTORS." No directors or executive officers of the Company own any shares of Preferred Stock of the Company.

                                                                   SHARES
                                                                BENEFICIALLY                  PERCENT OF
        NAME OF BENEFICIAL OWNER                                    OWNED                        CLASS
        ------------------------                                ------------                   ----------
        Robert E. Dubrish                                          46,000(1)                      .05%
        Terrence E. Putney                                          4,950(1)                      .01%
        Thomas L. Zimmerman                                       117,200(1)                      .12%
        All directors and officers                              3,991,397(2)(3)(4)               4.18%
        as a group (31 persons) (4)

(1) Includes shares which the specified officers had the right to purchase as of June 30, 2000 pursuant to options granted in connection with the Company's 1984 Long-Term Executive Compensation Plan or its 1993 Long-Term Executive Compensation Plan, as follows: Mr. Dubrish, 46,000 shares; Mr. Putney, 4,000 shares; and Mr. Zimmerman, 115,000 shares.

(2) Includes shares held by certain family members of such directors and officers or in trusts or custodianships for such members (directly or through nominees). Also includes 969,499 shares which such directors and officers have the right to purchase as of June 30, 2000 pursuant to options granted in connection with the Company's stock option plans.

(3) Includes 3,727,857 shares held with sole voting and investment powers and 263,540 shares held with shared voting and investment powers.

(4) Includes persons, and shares beneficially owned by such persons, who served as executive officers for all or a portion of fiscal 2000.


                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth for the fiscal year ended April 30, 2000 and for the two previous fiscal years, the annual, long-term and other compensation paid to the Company's Chief Executive Officer serving as such at the end of such year and to each of the four highest paid executive officers of the Company (other than the Chief Executive Officer) who was serving as an executive officer of the Company at the end of such year.

                           SUMMARY COMPENSATION TABLE




                                                                            Long-Term Compensation
                                                                        -------------------------------

                                           Annual Compensation                  Awards           Pay-
                                                                                                 outs
                           ----------------------------------------------------------------------------

Name and Principal         Fiscal  Salary     Bonus ($)  Other Annual   Restricted  Securities   LTIP    All Other
Position                    Year      ($)                Compensation     Stock     Underlying   Pay-    Compensa-
                                                              ($)        Award(s)    Options     outs     tion($)
                                                                           ($)        (#)(1)     ($)
--------------------------------------------------------------------------------------------------------------------

Frank L. Salizzoni          2000    645,833    158,392      3,021(3)       0          70,000      0      82,096(4)
Chief Executive Officer(2)  1999    566,667    575,000         0           0          75,000      0      99,635(4)
                            1998    565,833    469,775     10,064(3)       0          90,000      0      98,025(4)

--------------------------------------------------------------------------------------------------------------------

Mark A. Ernst               2000    475,909    240,287         27          0          60,000      0      21,478(8)
President and Chief         1999    266,667    351,840    129,919(6)  1,417,500(7)   150,000      0         404(8)
Operating Officer(5)        1998       0          0            0           0            0         0          0

--------------------------------------------------------------------------------------------------------------------

Robert E. Dubrish           2000    307,339    220,875         0           0          24,000      0      24,086(10)
President and Chief Exec-   1999    291,445    264,600         0           0          24,000      0      29,542(10)
utive Officer, Option One   1998    242,070    240,800         0           0          30,000      0       5,321(10)
Mortgage Corporation (9)

--------------------------------------------------------------------------------------------------------------------

Terrence E. Putney          2000    223,813    214,490         0           0           5,000      0      12,349(12)
Vice President, HRB         1999    205,500     95,114         0           0           6,000      0       1,713(12)
Business Services, Inc.(11) 1998       0          0            0           0            0         0          0

--------------------------------------------------------------------------------------------------------------------



                                                                            Long-Term Compensation
                                                                        -------------------------------
                                        Annual Compensation                     Awards          Pay-
                                                                                                outs
                           ------------------------------------------------------------------------------------------
                           Fiscal  Salary     Bonus ($)  Other Annual   Restricted  Securities  LTIP     All Other
                           Year       ($)                Compensation   Stock       Underlying  Pay-    Compensation
                                                              ($)        Award(s)   Options     outs        ($)
                                                                                      (#)(1)
---------------------------------------------------------------------------------------------------------------------
Thomas L. Zimmerman        2000     293,333     70,618        27             0        25,000      0    46,969(13)
President, H&R Block Tax   1999     281,667    188,214        40             0        36,000      0    22,746(13)
Services, Inc.             1998     266,667    157,988        40             0        45,000      0    15,348(13)


---------------------------------------------------------------------------------------------------------------------

NOTES TO SUMMARY COMPENSATION TABLE:

(1) Stock options were granted pursuant to the Company's 1993 Long-Term Executive Compensation Plan.

(2) Mr. Salizzoni served as President and Chief Executive Officer of the Company during fiscal year 2000 until September 8, 1999 and as Chief Executive Officer thereafter.

(3) For fiscal year 2000, this figure includes payment by the Company of $3,021 for fees incurred by Mr. Salizzoni for personal income tax preparation, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees. For fiscal year 1998, this figure includes payments by the Company of $9,289 for fees incurred by Mr. Salizzoni for personal income tax return preparation and tax consultation services, as well as amounts reimbursed for the payment of taxes incurred by him in connection with the Company's payment of such fees, and the payment of $775 by the Company for a doctor's physical exam of Mr. Salizzoni.

(4) Includes Company matching contributions under the Company's deferred compensation plan for executives ("DCP") in fiscal years 2000, 1999 and 1998 of $48,369, $78,930 and $90,417, respectively; the $765 (2000), $1,985
     (1999), and $2,137 (1998) dollar value of "above-market" interest earned on deferred compensation under the DCP; Company matching contributions under the Company's 401(k) savings plan in fiscal years 2000, 1999 and 1998 of $2,400, $1,330 and $1,844, respectively; contributions under the Company's profit-sharing plan in fiscal years 2000 and 1999 of $10,400 and $9,600, respectively; $5,775 and $4,689 in insurance premiums paid by the Company in fiscal years 2000 and 1999, respectively, with respect to term life insurance maintained for the benefit of Mr. Salizzoni; and $14,387 (2000), $3,101 (1999) and $3,627 (1998) economic value of the death benefit provided by the Company's Executive Survivor Plan ("ESP"). The imputed income reported from the ESP represents the portion of the premium paid by the Company pursuant to the ESP that is attributable to term life insurance coverage for the executive officer. The ESP provides only an insurance benefit with no cash compensation element to the executive officer.

(5) Mr. Ernst's employment by a subsidiary of the Company commenced in September 1998. He was elected President of the Company effective September 8, 1999 and has served as Chief Operating Officer of the Company since September 1998.

(6) Includes the $129,901 payment by the Company of certain relocation-related expenses and reimbursement in such year for the payment of taxes incurred in connection with the payment of such expenses.

(7) Represents the dollar value of 36,000 shares of restricted Common Stock of the Company granted to Mr. Ernst on September 1, 1998, calculated by multiplying $39.375, the fair market value of a share of Common Stock on the date of the award, by the number of shares awarded. The shares vest in one-third annual increments beginning one year after the grant date. As of April 30, 2000, Mr. Ernst's restricted shares, excluding the 12,000 shares that vested on September 1, 1999, had a fair market value of $986,250. Mr. Ernst earned dividends totaling $28,800 (including dividends on the 12,000 shares that vested on September 1, 1999) on the restricted stock during fiscal year 2000.

(8) For fiscal year 2000, this figure includes the Company's matching contributions under the Company's DCP of $16,527, the Company's matching contributions under the 401(k) savings plan of $1,549, $567 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst, and the $2,835 economic value of the death benefit provided by the Company's ESP. For fiscal year 1999, this figure includes the Company's matching contributions under the Company's 401(k) savings plan of $225 and $179 in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Ernst.

(9) Mr. Dubrish commenced employment with a subsidiary of the Company on June 17, 1997, the date on which the Company acquired Option One Mortgage Corporation.

(10) This figure includes Company matching contributions under the DCP of $18,690 (2000), $24,156 (1999) and $2,357 (1998); Company matching contributions under the Option One 401(k) savings plan in fiscal years 2000, 1999 and 1998 of $4,178, $4,800 and $2,823, respectively; and the
     $1,218 (2000), $586 (1999) and $141 (1998) economic value of the death benefit provided by the Company's ESP.

(11) Mr. Putney commenced employment with a subsidiary of the Company in May 1998. He served as President of HRB Business Services, Inc. from May 1998 through June 2000.

(12) Includes Company matching contributions under the Company's 401(k) savings plan in fiscal years 2000 and 1999 of $1,197 and $1,523, respectively; Company matching contributions under the DCP in fiscal year 2000 of $9,848; $420 in insurance premiums paid by the Company in fiscal year 2000 with respect to term life insurance maintained for the benefit of Mr. Putney; and the $884 (2000) and $190 (1999) economic value of the death benefit provided by the Company's ESP.

(13) Includes contributions under the Company's profit-sharing plan in fiscal years 2000, 1999 and 1998 of $10,400, $9,600 and $7,500, respectively;
     Company matching contributions under the Company's 401(k) savings plan in each of fiscal years 2000, 1999 and 1998 of $2,400, $1,310 and $2,722, respectively; $620 (2000) and $522 (1999) in insurance premiums paid by the Company with respect to term life insurance maintained for the benefit of Mr. Zimmerman; Company matching contributions under the DCP of $30,097 in fiscal 2000 and $5,938 in fiscal 1999; $2,293 (2000), $4,760 (1999) and
     $5,126 (1998) dollar value of "above-market" interest earned on deferred compensation under the DCP; and the $1,159 (2000) and $617 (1999) economic value of the death benefit provided by the Company's ESP in fiscal year 2000.



STOCK OPTION GRANT TABLE

         The following table summarizes options to purchase the Company's Common Stock granted during the fiscal year ended April 30, 2000 to the executive officers named in the Summary Compensation Table, above (the "Named Officers"):

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


Name                                                  Individual Grants                     Potential Realizable
                                                                                           Value at Assumed Annual
                                                                                            Rates of Stock Price
                                                                                           Appreciation for Option
                                                                                                   Term(1)
                                      ------------------------------------------------------------------------------
                                       Number of   % of Total    Exercise    Expiration     5% ($)       10% ($)
                                      Securities     Options       Price        Date
                                      Underlying   Granted to     ($/Sh)
                                        Options     Employees
                                        Granted     in Fiscal
                                        (#)(2)        Year
--------------------------------------------------------------------------------------------------------------------
Frank L. Salizzoni...............       70,000        1.38%       $50.00       6/30/09    $2,486,188    $6,485,908

Mark A. Ernst....................       60,000        1.19%       $50.00       6/30/09    $2,131,018    $5,559,350

Robert E. Dubrish................       24,000        0.47%       $50.00       6/30/09    $  852,407    $2,223,740

Terrence E. Putney...............        5,000        0.10%       $50.00       6/30/09    $  177,585    $  463,279

Thomas L. Zimmerman..............       25,000        0.49%       $50.00       6/30/09    $  887,924    $2,316,396






NOTES:

(1) The amounts shown as potential realizable values on the options identified in the table are based on arbitrarily assumed annualized rates of appreciation in the price of the Company's Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission relating to proxy disclosure. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(2) Stock option grants consisted of nonqualified stock options, incentive stock options or a combination of the two types of options. No stock appreciation rights were granted during fiscal year 2000. Options were granted under the 1993 Long-Term Executive Compensation Plan. The exercise price for each option is the fair market value of a share of Common Stock on the date of grant. Options granted to the Named Officers become exercisable three years after the date of grant, at which time they are exercisable on a cumulative basis at maximum annual rates of 40%, 30% and 30% of the total number of shares subject to the option. The stock options become fully exercisable (a) at any time after the Named Officer reaches the age of 65, retires, and more than one year has elapsed since the date of grant, or (b) upon a change in control of the Company not less than six months after the date of grant. The Named Officer must be employed by the Company or one of its subsidiary corporations at the time of exercise, except that the exercise of the options may take place for limited time periods after the termination of employment in the event of death, retirement, disability or termination without cause. All options expire ten years after the date of grant.



OPTION EXERCISES AND FISCAL YEAR END VALUES

         The following table summarizes the value realized on the exercise of options during the fiscal year ended April 30, 2000 and presents the value of unexercised options as of such date for the Named Officers. The value of unexercised in-the-money options at fiscal year end is calculated by determining the difference between the fair market value of the securities underlying the options at the fiscal year-end and the exercise price of the options multiplied by the number of shares underlying such options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES


                                                                     Number of Securities     Value of Unexercised
                                                                    Underlying Unexercised  In-the-Money Options at
                                                                     Options at FY-End (#)         FY-End ($)

Name                            Shares                Value            Exercisable (E)/       Exercisable (E)/
                              Acquired on          Realized ($)        Unexercisable (U)     Unexercisable (U)
                             Exercise (#)
-----------------------------------------------------------------------------------------------------------------
Frank L. Salizzoni               8,000               224,990                    402,000(E)          4,486,250(E)
                                                                                 95,000(U)                  0(U)
-----------------------------------------------------------------------------------------------------------------
Mark A. Ernst                     -0-                  -0-                       50,000(E)             84,375(E)
                                                                                160,000(U)                  0(U)
-----------------------------------------------------------------------------------------------------------------
Robert E. Dubrish                 -0-                  -0-                       46,000(E)            286,875(E)
                                                                                 32,000(U)                  0(U)
-----------------------------------------------------------------------------------------------------------------
Terrence E. Putney                -0-                  -0-                        4,000(E)                  0(E)
                                                                                  7,000(U)                  0(U)
-----------------------------------------------------------------------------------------------------------------
Thomas L. Zimmerman              1,200                40,875                    115,000(E)            808,688(E)
                                                                                 37,000(U)                  0(U)
-----------------------------------------------------------------------------------------------------------------



EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Frank L. Salizzoni is subject to an Employment Agreement dated October 11, 1996 with HRB Management, Inc., an indirect subsidiary of the Company, which provides for an annual renewal unless notice of non-renewal is delivered within 45 days prior to the anniversary date. The Agreement provides for a base salary of $500,000 for the first year and for additional salary not to exceed $150,000 on an annual basis. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee. The Agreement provides that it may be terminated by the Company for "cause" and by Mr. Salizzoni for "good reason," in each case as defined in the Agreement. "Good reason" is defined to include a change in control. If the Agreement is terminated by the Company without "cause" or by Mr. Salizzoni for "good reason," the Company is obligated to continue to pay Mr. Salizzoni's salary and bonuses and provide all other benefits for a period of two years following such termination. In addition, all outstanding stock options are to vest and be exercisable for such two-year period.

         Mark A. Ernst is subject to an Employment Agreement with HRB Management, Inc., an indirect subsidiary of the Company, dated July 16, 1998, whereby effective September 1, 1998 he was employed as the Executive Vice President and Chief Operating Officer of the Company. The Agreement provides for a base salary of $400,000 for his first year of employment and for participation in the Company's 1999 fiscal year Short-Term Incentive Plan, with a target award of $240,000 and any actual award payment as prorated by the number of months he is actually employed by the Company. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee. The Agreement provides that it may be terminated by either party upon 45 days' prior written notice, by the Company for "cause" and by Mr. Ernst for "good reason," in each case as defined in the Agreement. "Good reason" is defined to include a substantial reduction in Mr. Ernst's duties, the failure of the Company to elect him as President and Chief Executive Officer by a specified date and a change in control. If the Agreement is terminated by the Company without "cause" or by Mr. Ernst for "good reason," the Company is obligated to continue to pay Mr. Ernst's salary and bonuses and provide all other benefits for a period of two years following such termination. In addition, all outstanding stock options become fully vested and are exercisable for the three-month period following termination, and any restrictions upon stock held by Mr. Ernst are lifted and such stock becomes fully vested upon the date of termination. The Agreement was amended effective July 1, 2000, to modify one of the grounds upon which Mr. Ernst may terminate his employment for "good reason." The amendment changed the date upon which he must be elected President and Chief Executive Officer of the Company from September 1, 1999 to January 1, 2001.

         Terrence E. Putney is subject to an Employment Agreement dated May 15, 1998 with DMJK Business Services, Inc., a wholly owned subsidiary of HRB Business Services, Inc. and an indirect subsidiary of the Company. The Agreement provides for a base salary of $191,157 for the first year. After the first year, the DMJK Compensation Committee will determine any base salary and any bonus compensation. The Agreement expires on May 15, 2003, if not sooner terminated with or without "cause" (as defined in the Agreement) by DMJK or Mr. Putney, upon the death or disability of Mr. Putney or upon termination of the Management Services Agreement dated May 15, 1998, by and among DMJK, Donnelly Meiners Jordan Kline P.C. ("Donnelly P.C.") and each of the shareholders of Donnelly P.C. Upon expiration of the initial five-year term, the Agreement continues under the same terms from year to year subject to termination with or without "cause" upon 90 days' written notice by either party. If the Agreement is terminated, DMJK is obligated to pay Mr. Putney any compensation due for any periods up to and through the date of termination.

         Thomas L. Zimmerman is subject to an Executive's Agreement dated January 20, 1998 and fully executed on November 1, 1999 with H&R Block Tax Services, Inc., an indirect subsidiary of the Company. The Agreement provides for a base salary of $275,000 for the first year and also provides that Mr. Zimmerman is eligible to participate in the Company's Short-Term Incentive Plan. After the first year, base salary, any additional salary and incentive bonus compensation are to be determined by the Compensation Committee. The Agreement provides that it may be terminated without notice in the event of any of the following: misconduct by Mr. Zimmerman that interferes with or prejudices the proper conduct of the Company's business or which may result in harm to the Company or any of its affiliates; his disobedience, insubordination or failure to discharge his duties; his breach of the confidentiality provisions or restrictive covenants in the Agreement; his suspension by the Internal Revenue Service from participation in the Electronic Filing Program; or the inability of the Company to participate in any activity subject to governmental regulation due to any action or inaction on the part of Mr. Zimmerman. If the Agreement is terminated pursuant to any of the aforementioned circumstances, the Company is obligated to pay Mr. Zimmerman severance pay in the amount of one month's salary for each year of service with the Company or an affiliate of the Company up to a maximum of one year's salary.

         Stock option agreements entered into on or after June 30, 1996 between the Company and the recipients of incremental stock options granted pursuant to the 1993 Long-Term Executive Compensation Plan contain provisions that accelerate the vesting of options held more than six months in the event of certain changes in control. For purposes of such agreements, changes in control include (i) the purchase or other acquisition by a person, entity or group of persons of beneficial ownership of 20% or more of the Company's voting securities, (ii) the turnover of more than a majority of the directors on the Board of Directors as a result of a proxy contest or series of contests, or
(iii) approval by the Company's shareholders of (A) a reorganization or consolidation such that the shareholders immediately prior to the reorganization or consolidation do not, immediately after such reorganization or consolidation, own more than 50% of the voting securities of the reorganized or consolidated organization, or (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company. Agreements entered into prior to January 31, 1998 expressly stated that any sale, distribution or other disposition by the Company of all or substantially all of the common stock or assets of CompuServe Corporation held by the Company would not constitute a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following non-employee directors serve on the Compensation Committee of the Company's Board of Directors: Robert E. Davis, Donna R. Ecton, Louis W. Smith and Morton I. Sosland. No directors on the Compensation Committee
(a) are or have been officers or employees of the Company or any of its subsidiaries, or (b) had any relationships requiring disclosure in the proxy statement.



PERFORMANCE GRAPH

         The graph below sets forth for the five-year period ended April 30, 2000, the cumulative total shareholder return to the Company's shareholders, as well as the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Service (Commercial & Consumer) Index, the published industry index to which the Company is currently assigned by Standard & Poor's. The performance graph assumes that $100 was invested at the market close on April 30, 1995 and that dividends were reinvested. The data for the graph was furnished by Research Data Group, Inc. The Company has been advised that the Standard & Poor's Service (Commercial & Consumer) Group consists of five corporations, including the Company.

                          TOTAL RETURN TO SHAREHOLDERS
                                  [LINE GRAPH]



                                               Base
                                              Period                    Cumulative Total Return
                                             --------   -------------------------------------------------------
COMPANY/INDEX                                April-95   April-96   April-97    April-98    April-99    April-00
----------------------------------------     --------   --------   --------    --------    --------    --------
H & R BLOCK, INC.                              100.00      86.51      81.90      116.58      127.36      113.26
S & P 5OO                                      100.00     130.22     162.95      229.86      280.02      308.39
S & P SERVICES (COMMERCIAL & CONSUMER)         100.00     125.73     128.74      190.18      146.21      103.22

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of the Company's Common Stock. To the best of the Company's knowledge, all required reports were filed on time and all transactions by the Company's directors and executive officers were reported on time.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         COMPENSATION PHILOSOPHY

         The Company continues to be strongly committed to maximizing shareholder value through consistent growth and profitability. Superior performance by the executive officers and management team of the Company and its subsidiary corporations is an essential element to reaching that goal. As such, it is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in shareholder value as measured by the Company's stock price and dividend history. It is the Compensation Committee's responsibility to review the Company's executive compensation program and policies each year and to recommend to the non-employee members of the Board of Directors the compensation of the Company's executive officers. The objectives that serve as guidelines for the Compensation Committee in connection with compensation decisions are as follows:

      - Provide a competitive total compensation program that enables the Company and its subsidiary corporations to attract and retain the key executives needed to accomplish the Company's goals.

      - Integrate executive compensation programs with the Company's annual and long-term business objectives and focus executive behavior on the fulfillment of those objectives.

      - Provide variable compensation opportunities that are directly related to the performance of the Company and that align executive compensation with the interests of the Company's shareholders.

         COMPENSATION PROGRAM

         The Company's executive compensation program has been designed to ensure that pay levels and incentive opportunities for executives are competitive and reflect the performance of both the individual executive and the Company. In designing compensation programs for executives and determining executive officer salaries, the Committee takes into consideration information provided by compensation consultants and surveys with respect to compensation paid to executives holding positions with similar responsibilities in organizations of comparable size. In connection with the determination of fiscal year 2000 compensation, a thorough compensation study was conducted by the Company with an outside consultant. The resulting components of the compensation program for executives are described below.

         BASE SALARY. Base salaries are determined by reference to an individual's salary grade and corresponding salary range. For fiscal year 2000 salaries, salary grade levels were determined as a part of the compensation study completed at the beginning of such fiscal year by comparing jobs to market pay practices, where applicable, as well as an assessment of the internal worth of the job. The primary factor considered in determining the appropriate salary for fiscal year 2000 within a particular salary range was the individual performance of the executive. The individual salaries of executive officers are reviewed annually by the Committee.

         SHORT-TERM INCENTIVE COMPENSATION. The Company's short-term incentive program consists of two parts, objective incentive compensation, usually under the H&R Block Short-Term Incentive Plan, based upon objective, performance-based criteria, and discretionary incentive compensation. The heavier emphasis (80% of targeted incentive compensation in most cases) is placed upon the objective, performance-based incentive compensation.

         Objective incentive compensation specifically relates executive pay to Company performance. Cash bonuses under such a program provide financial rewards solely for the achievement of substantive business results. Under the Short-Term Incentive Plan and other short-term incentive programs, the Committee establishes performance goals for the Company and the subsidiaries and divisions thereof, as well as competitive target bonus awards for the participants (usually a percentage of salary). The Committee specifies the performance goals applicable to each participant and the portion of the target award to which each performance goal applies. The compensation study found that target bonus awards under the Company's short-term incentive programs were in line with market average, and, in some cases, slightly higher than market average. As such, most employees did not see a change in the percentage used to calculate the target bonus award for fiscal year 2000.

         Bonuses under objective incentive programs are paid after the end of a fiscal year only if the Company (or a subsidiary or division of the Company) has met the performance goal, or performance goals, established by the Compensation Committee for such fiscal year and only if the executive remained in the employ of the Company or one of its subsidiary corporations at the end of such year. The Committee must first review and approve the payout of each bonus for an executive officer. One factor upon which bonus compensation for executive officers was dependent for fiscal year 2000 under the objective short-term incentive program was the degree to which targeted year-over-year growth in pretax profits was attained by the Company on a consolidated basis (at least 20% of each executive officer's targeted short-term incentive compensation). For some executive officers, year-over-year growth in pretax earnings by an applicable operating subsidiary of the Company was a performance criterion. A portion of short-term incentive compensation for some executive officers was also dependent on the attainment of year-over-year revenue goals of the Company or a subsidiary of the Company. Other objective criteria for some executive officers for fiscal year 2000 included return on equity and return on capital.

         Under the H&R Block Short-Term Incentive Plan and other short-term incentive programs approved by the Compensation Committee, participants can earn more than the target award (up to 200%) if actual results exceed the performance targets.

         The Compensation Committee and the Board of Directors have approved, subject to shareholder approval at the annual meeting of shareholders on September 13, 2000, proposed amendments to the H&R Block Short-Term Incentive Plan that would provide additional flexibility to the Compensation Committee with respect to objective performance targets and schedules to be used in determining actual incentive payouts applicable to different criteria, as well as exceptions to the rule requiring employment through the end of the performance period in the case of death, disability or retirement during such period. See "APPROVAL OF AMENDED H&R BLOCK SHORT-TERM INCENTIVE PLAN," below.

         As was the case for fiscal year 1999, for fiscal year 2000, the Compensation Committee determined that a portion of overall short-term incentive compensation should be based upon discretionary criteria. As such, executive officers were eligible to receive discretionary incentive compensation outside of the objective short-term incentive program. For most executive officers, 20% of the executive's overall targeted short-term incentive compensation related to the performance of the executive's department or business unit (10%) and to individual performance (10%), as assessed by senior management of the Company and approved by the Committee. For some executive officers involved in new strategic initiatives, discretionary criteria constituted 80% of overall short-term incentive criteria approved by the Committee. Actual incentive payouts under the discretionary plan could be from 0% to 200% of the target award.

         DEFERRED COMPENSATION. The Company offers to its executive officers and to key employees of its subsidiaries a deferred compensation plan designed to enhance the participants' financial security upon retirement. Subject to annual deferral limits, the plan offers participants the opportunity to defer an aggregate of $1 million of base salary during the time of his or her participation in the plan. On an annual basis, the Company contributes $.25 for each dollar of salary or bonus deferred (up to a maximum of 25% of salary and 25% of bonus in that year) for executives who became eligible to participate in the plan prior to August 1, 1999 (with no Company match for newly eligible participants) and vesting in such

Company contributions is based on the length of employment with the Company following the commencement of participation in the plan. Gains or losses are posted to a participant's account in accordance with his or her selection of various fixed rate, variable rate and Company stock investment alternatives. The plan is unfunded and benefits are paid upon termination of employment, except in cases of disability or hardship.

         LONG-TERM INCENTIVE COMPENSATION. The Company encourages stock ownership by executive officers of the Company, but has not established target levels for equity holdings by executives. Long-term incentive awards which are tied to the Company's Common Stock, such as stock options, are designed to encourage stock ownership. Stock options provide incentive to executives by giving them a strong economic interest in maximizing stock price appreciation, thereby better aligning their interests with those of the Company's shareholders. Under the Company's 1993 Long-Term Executive Compensation Plan, option exercise prices are set at 100% of the fair market value of the stock on the date of grant and the options generally expire after ten years. Options granted to executive officers in fiscal year 2000 provide that they are not exercisable until three years after the date of grant (as opposed to one year in prior fiscal years), at which time they become exercisable over a three-year period on a cumulative basis at the maximum annual rates of 40%, 30% and 30% of the total number of shares subject to the option. The Committee believes that awards containing such vesting provisions encourage executive officers to remain with the Company over a period of years and to build long-term shareholder value. The grant of options to executive officers of the Company is discretionary with the Compensation Committee and the Committee has generally awarded stock options to executive officers on an annual basis. The number of shares subject to any stock option grant is determined by an analysis of the executive's level of responsibility and prior year's performance. The compensation study completed at the beginning of fiscal year 2000 indicated that the Company's practice in recent years regarding the use of stock options was above the market. As a result of this factor, as well as the increase in the number of executives and key employees in recent years through acquisitions and otherwise, the Committee in most cases reduced the number of shares subject to each incumbent executive officer's stock option granted in fiscal year 2000 (compared to the prior year). The Compensation Committee believes that stock options have been effective in attracting, retaining and rewarding executives and key employees of the Company and its subsidiary corporations over the years.

         In a few cases in fiscal year 2000, the Compensation Committee awarded to executive officers as an incentive to join the Company shares of restricted Common Stock pursuant to the 1993 Long-Term Executive Compensation Plan. The restricted shares are subject to forfeiture and may not be transferred by the executive until certain time restrictions lapse. In each case, the restricted shares agreement between the Company and the executive officer provides that one-third of the restricted shares vest on each of the first three anniversaries following the employment commencement date. In addition, each agreement provides that, prior to the time such restricted shares vest, (i) such restricted shares are nontransferable, and (ii) the officer is entitled to receive any cash dividends payable with respect to unvested restricted shares and vote such unvested restricted shares at any meeting of shareholders of the Company.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The salary, short-term incentive compensation and long-term incentive compensation of the Chief Executive Officer are determined by the Committee substantially in conformity with the policies described above for all other executives of the Company.

              Frank L. Salizzoni became President and Chief Executive Officer of the Company in June 1996. With the election of Mark A. Ernst as President of the Company effective September 8, 1999, Mr. Salizzoni's title changed to Chief Executive Officer as of that date. His initial compensation in

1996 was determined by negotiation with Mr. Salizzoni and he is a party to an employment agreement with a subsidiary of the Company as a result of such negotiations. As a part of its annual review of executive compensation in June 1999, Mr. Salizzoni's annual base salary was increased from $575,000 to $660,000, effective July 1, 1999, in recognition of his and the Company's performance for the fiscal year ended April 30, 1999.

     As Chief Executive Officer of the Company, Mr. Salizzoni has responsibility for the general and active management of the business of the Company and its subsidiaries. Therefore, 100% of his target award for fiscal year 2000 under the objective short-term incentive program ($323,400) related to the Company's achievement of its targeted year-over-year growth in consolidated fiscal year pretax profits. In accordance with the schedule for determining the incentive payout for the consolidated pretax profit criterion utilized for all executive officers, Mr. Salizzoni was eligible for an incentive payout in the range of 0% to 200% of target, based upon year-over-year profit growth of 7% to 30% (with the incentive payout at the target award upon 15% growth). Based upon the results achieved by the Company, Mr. Salizzoni was entitled to bonus compensation of $19,792 (6.12% of target) under the short-term incentive program.

     Mr. Salizzoni was eligible to receive discretionary incentive compensation for fiscal year 2000 in addition to compensation under the objective program. A target award of $138,600 was established for Mr. Salizzoni for the discretionary bonus and the actual cash payout was to be an amount between 0% and 200% of the target award, with the determination of such payout to be made by the Compensation Committee at its sole discretion, based upon its assessment of the individual performance of Mr. Salizzoni during fiscal year 2000. Accordingly, the Compensation Committee determined that Mr. Salizzoni's performance during fiscal year 2000 merited a payout of $138,600 (100% of target). The Committee's determination was based in part on Mr. Salizzoni's efforts in the acquisitions and integration of OLDE Financial Corporation and RSM McGladrey, Inc. and the Company's successes during the fiscal year in moving toward its strategic goal of becoming the preferred tax and financial partner for its customers. The Committee did not award any amount in excess of the target discretionary award because consolidated earnings for the fiscal year fell short of the Company's expectations.

     Mr. Salizzoni was granted an option to purchase 70,000 shares of stock at an option price of $50 per share, the last quoted market price for the Company's Common Stock on June 30, 1999, the date of grant. Such option has a term of ten years and vests in 40%, 30% and 30% annual increments beginning on the third anniversary of the date of grant. Mr. Salizzoni had been granted a stock option to purchase 75,000 shares of stock on the previous June 30. The reduction in the number of shares subject to his fiscal year 2000 option from the prior year was consistent with reductions to option grants for most executive officers for such year.

     TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations relating thereto limit to $1 million the Company's federal income tax deduction for compensation paid to any one executive officer named in the Summary Compensation Table of the Company's proxy statement, subject to certain transition rules and exceptions for specified types of compensation.

     To date, Code Section 162(m) has not limited the deductibility of the Company's compensation of its executive officers under its current compensation policies. The Committee believes that it is in the Company's and shareholders' best interests to maximize tax deductibility only when practicable and consistent with the Committee's overall compensation philosophy, the needs of the Company and shareholder interests.

     The Committee believes the 1993 Long-Term Executive Compensation Plan and the H&R Block Short-Term Incentive Plan satisfy the requirements for exemption under Section 162(m). In order to enable more objective, performance-based short-term incentive compensation to be exempt under Section 162(m), the Committee and the Board of Directors have approved amendments to the Short-Term Incentive Plan, subject to shareholder approval, that will allow greater flexibility to the Committee under the Plan during the current and future years.


                                        COMPENSATION COMMITTEE

                                             Robert E. Davis, Chairman
                                                  Donna R. Ecton
                                                  Louis W. Smith
                                                  Morton I. Sosland


        APPROVAL OF THE H&R BLOCK, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                            (ITEM 2 ON FORM OF PROXY)

INTRODUCTION

     On June 28, 2000, the Board of Directors adopted, subject to approval by the Company's shareholders, the H&R Block, Inc. 2000 Employee Stock Purchase Plan (the "Plan"). The Plan provides a means for employees of subsidiaries of the Company that are designated by the Company to participate in the Plan ("Participating Subsidiaries") to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of the Company's common stock ("Common Stock") at a 10% discount to its fair market value. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Board of Directors believes that the Plan will encourage broader stock ownership by employees of Participating Subsidiaries and thereby provide an incentive for employees to contribute to the continued profitability and success of the Company. The Board believes that employees' continuing economic interest, as stockholders, in the performance and success of the Company will enhance the entrepreneurial spirit of the Company, which may greatly contribute to the long-term growth and profitability of the Company. The Plan also is intended to benefit the Company as a tool for recruiting and retaining high quality employees.

MATERIAL FEATURES OF THE PLAN

     The material features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Appendix B to this proxy statement.

     SHARES SUBJECT TO THE PLAN. The aggregate number of shares of Common Stock that may be issued and purchased under the Plan may not exceed 3,000,000 shares, subject to adjustment in the event of certain changes in the capital structure of the Company. Shares needed to satisfy purchases under the Plan may be authorized but unissued shares or previously issued shares reacquired and held by the Company.

     ADMINISTRATION. The Plan is administered by a committee appointed by the Board of Directors, except to the extent the Board elects to administer the Plan. The Board or such committee has full power, authority, and discretion to interpret the Plan, adopt rules, regulations and guidelines for administration of the Plan, and make all determinations under the Plan. Presently, the Compensation Committee of the Board (the "Committee") serves as the administrator of the Plan.

     ELIGIBILITY. An employee of a Participating Subsidiary is eligible to participate in the Plan if the employee has been continuously employed by the Participating Subsidiary for at least 12 months, is customarily employed more than 20 hours per week, and is customarily employed more than five months per year ("Eligible Employee"), unless such employee owns 5% or more of the total combined voting power or value of all outstanding shares of all classes of securities of the Company or any of its subsidiaries. As of July 1, 2000, approximately 4,000 employees were eligible to participate in the Plan.

     OPERATION OF THE PLAN. An Eligible Employee who elects to participate in the Plan must enroll at least 15 calendar days prior to the commencement of an "Option Period" or by such other date as the administrator may prescribe. Generally, an "Option Period" is a six-month period beginning January 1 and July 1, respectively, and ending June 30 and December 31, respectively. After initial enrollment in the Plan, a participant will automatically be enrolled for subsequent Option Periods, unless the participant withdraws from the Plan.

     Upon enrollment in the Plan, a participant must elect a rate at which he or she will make payroll contributions for the purchase of Common Stock. A participant may elect to make contributions in an amount not less than 1% and not more than 10% of such participant's after-tax "Compensation." "Compensation" is all compensation paid to such participant plus amounts contributed by such participant to the Participating Subsidiary's 401(k) plan, nonqualified deferred compensation plan and cafeteria plan, and excludes payments under stock option plans and other employee benefit plans, bonuses, reimbursements and other expense allowances, fringe benefits (cash and noncash) and moving expenses. A participant may prospectively increase or decrease the contribution rate by giving at least two weeks' prior notice to the Company.

     At the end of each Option Period, all funds accumulated in a participant's account during the Option Period will be used to purchase shares of Common Stock at a purchase price equal to the lesser of 90% of the fair market value of the Common Stock (a) on the first trading day within the Option Period or (b) on the last trading day within such Option Period. No participant may purchase under the Plan, together with any other employee stock purchase plans of the Company, shares of Common Stock having an aggregate fair market value in excess of $25,000 in any calendar year.

     Shares purchased by a participant under the Plan will be credited to an account maintained by a custodian for such participant. Initially, the custodian is ChaseMellon Shareholder Services, L.L.C. Dividends paid on Common Stock credited to participants' accounts automatically will be reinvested in additional shares by the custodian (no discount will apply to such dividend reinvestment purchases).

     Participants have the exclusive right to vote or direct the shares credited to their accounts, and are permitted to withdraw or sell such shares without restriction six months after the end of the Option Period in which the shares were purchased. Participants' rights under the Plan are nontransferable except pursuant to the laws of descent and distribution.

     A participant may voluntarily withdraw from the Plan by notifying the Company at any time prior to the end of an Option Period. Upon withdrawal from the Plan, the participant's option to purchase Common Stock will terminate, and the entire amount contributed to the Plan by such participant during the Option Period will be refunded to him or her without interest. If a participant terminates employment with the Company for any reason, the participant will be deemed to have withdrawn from the Plan as of the date of such termination of employment.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors or the Committee may amend the Plan, but must obtain the approval of a majority of the votes cast at a duly held meeting of the Company's shareholders for any amendment that (a) increases the number of shares reserved for purchase under the Plan, unless such increase is by reason of a change in the capital structure of the Company, (b) changes the designation of corporations whose employees may participate in the Plan, (c) materially modifies the eligibility requirements for participation in the Plan, or (d) materially increases the benefits accruing to participants under the Plan. The Board or the Committee may terminate the Plan at any time.

FEDERAL INCOME TAX CONSEQUENCES

     A participant will not incur federal income tax as a result of participating in the Plan or as a result of the purchase of Common Stock at the purchase price. A participant who, either through sale, gift or transfer (other than because of a corporate reorganization), disposes of Common Stock during his or her lifetime at least two years after the first day of the Option Period in which the shares were acquired under the Plan at a gain, or dies before disposition of the shares, will recognize (a) ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the first day of the Option Period over the price paid for the Common Stock, and (b) long-term capital gain equal to the amount by which the sales price exceeds the fair market value of the Common Stock on the first day of the Option Period. A participant who disposes of Common Stock during his or her lifetime less than two years after the first day of the Option Period in which the shares were acquired under the Plan at a price that is less than the purchase price will not recognize any ordinary income due to the sale, but will have a capital loss equal to the excess of the price paid for the Common Stock over the sales price. A participant who disposes of such shares before two years have expired will have (a) ordinary income generally equal to the difference between the purchase price and the fair market value of the Common Stock on the date of purchase and
(b) long-term or short-term capital gain (depending on how long the participant held the shares) on the excess, if any, of the fair market value of the Common Stock on the date of sale over the purchase price on the date of purchase.

     The Company generally will not be entitled to a business expense deduction in connection with the sale of shares of Common Stock under the Plan, unless a participant disposes of Common Stock received under the Plan before expiration of the two-year holding period described above. In that case, the Company will be entitled to a compensation expense deduction to the extent ordinary income is recognized by the participant.

     EFFECTIVE DATE. The Plan shall be effective as of September 13, 2000, subject to its approval by shareholders of the Company at the annual meeting. Subject to such approval, the initial Option Period will commence on such date and end on December 31, 2000.

     VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the annual meeting of shareholders will constitute approval of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE H&R BLOCK, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


             APPROVAL OF AMENDED H&R BLOCK SHORT-TERM INCENTIVE PLAN
                            (ITEM 3 ON FORM OF PROXY)

INTRODUCTION

     The Board of Directors adopted the H&R Block Short-Term Incentive Plan (the "Plan") in June 1996 and the Plan was approved by the Company's shareholders at the 1996 annual meeting of shareholders. The Board recommends amendments to the Plan to (1) add return on equity and return on capital to the list of eligible performance criteria upon which short-term incentive awards may be based; (2) allow the Compensation Committee of the Board of Directors ("Committee"), the administrator of the Plan, to authorize payouts of short-term incentive awards for a performance period to employee participants who terminate employment during the performance period due to death, disability or retirement; and (3) allow the Committee discretion to determine payout schedules applicable to specific performance criteria. The Board believes that the Plan has enabled, and will enable, the Company and its subsidiaries to attract and retain highly qualified individuals as executive officers and to obtain from such officers the best possible performance in order to achieve particular business objectives established for the Company.

     The Plan also allows the Company to include in the compensation package of an executive officer a bonus component intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code"). Section 162(m) provides that compensation in excess of $1 million paid for any tax year to a corporation's chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible by the corporation for federal income tax purposes unless certain conditions are met. Two such conditions are that the compensation must qualify as "performance-based compensation" and that the shareholders of the corporation must approve the material terms of the performance goals under which such compensation is to be paid. The Plan satisfies these conditions.

     The Board believes that the amendments will allow the Board greater flexibility in establishing performance criteria applicable to target awards under the Plan, in determining the actual award payouts, and in paying awards in the event of death, disability or retirement, while preserving the deductibility of executive compensation under Code Section 162(m). Accordingly, the Board has approved the amendments to the Plan and is submitting the Plan, as so amended, to the shareholders for their approval.

SUMMARY OF THE PLAN AND THE PROPOSED AMENDMENTS

     The primary features of the Plan and the proposed amendments are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, as it is proposed to be amended, the full text of which is set forth as Appendix C to this proxy statement.

     The Plan is administered by the Committee, which is composed of "outside directors" within the meaning of Section 162(m) of the Code. The Committee has authority to determine the terms and conditions of awards granted to eligible persons under the Plan. Awards under the Plan are in the form of cash compensation and may be granted only to employees of the Company or its subsidiaries who are at the level of Assistant Vice President or a more senior level and who are selected for participation by the Committee. At present, a total of 416 officers are eligible for selection by the Committee for participation. The Committee may grant annual performance-based awards with respect to each fiscal year of the Company, or a portion thereof (a "Performance Period"). Within 90 days after the beginning of a Performance Period, the Committee establishes performance goals for the Company and its subsidiaries for the Performance Period and specific target awards for each participant selected by the Committee. The Committee specifies the performance goals applicable to each participant for each Performance Period, as well as the portion of the target award to which each performance goal applies. Awards are nontransferable otherwise than by will or by the laws of descent and distribution.

     The Plan specifies that performance goals established by the Committee each year must be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) sales of products, services or accounts, (d) numbers of income tax returns prepared, (e) margins, (f) earnings per share, and (g) total shareholder return. For any Performance Period, performance goals may be measured on an absolute basis or relative to internal goals, or relative to levels attained in fiscal years prior to the Performance Period.

     One of the proposed amendments to the Plan would add two new criteria to the list of criteria set forth in Section 2.2 of the Plan upon which performance goals established by the Committee may be based - return on equity and return on capital. These criteria measure the amount earned by shareholders on their investment in the Company and the amount earned by the Company on capital invested in the business, respectively. Approval of the amendments would allow the Committee greater flexibility in determining appropriate performance criteria for specific Performance Periods.

     The Plan currently specifies that a participant must remain in the continuous employ of the Company or one or more of its subsidiaries through the end of a Performance Period in order to be eligible to receive payment of an award. This provision is included in the Plan primarily to assist the Company and its subsidiaries in retaining their executive officers through the end of Performance Periods. However, the Board believes that there may be certain limited circumstances where the Committee may determine it is appropriate to pay an award in full or in part even if a participant does not remain employed through the end of the Performance Period. Accordingly, the Board has approved an amendment to Section 2.3 of the Plan that will give the Committee discretion to pay in full or on a prorated basis an award determined in accordance with the Plan to a participant whose employment terminates during the Performance Period due to death, disability or retirement. The amendment provides that "disability" shall be as defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and that "retirement" shall mean termination of employment with all subsidiaries of the Company by the Participant after either attainment of age 65 or attainment of age 55 and the completion of at least ten (10) years of employment with the Company or its subsidiaries.

     Following the end of a Performance Period, the Committee certifies the extent to which each performance goal has been achieved and then, in order to arrive at the actual award payout, determines a performance percentage for each goal to be multiplied by the portion of the target award to which the goal relates. The Plan currently provides that the performance percentage for all performance targets must be determined in accordance with the following schedule:

               % of Performance              Performance
               Target Achieved               Percentage
               ---------------               ----------
               Under 90%                        0%
               90%                             50%
               95%                             90%
               100%                           100%
               105%                           120%
               110%                           140%
               115%                           170%
               120% and above                 200%


     It is proposed that the Plan be amended to eliminate the schedule in
Section 2.4 of the Plan (as set forth above) applicable to all performance targets and give to the Compensation Committee discretion to establish with respect to each performance target and each Performance Period a schedule or other objective method ("Performance Schedule") of determining the applicable performance percentage to be used in arriving at the actual award payout. The Committee will be required to establish such Performance Schedule within 90 days after the beginning of the Performance Period. Consistent with the schedule in the current Plan, the amendment provides that any Performance Schedule established by the Committee may not provide for a performance percentage in excess of 200%. This proposed amendment will give the Committee the ability to establish different Performance Schedules for different performance targets.

     For fiscal year 2001, the Committee established 11 different Performance Schedules for 11 different performance goals, each Schedule specifying a minimum level of performance by the Company or a segment of the Company (threshold) that must be exceeded for any award to be paid with respect to the applicable goal, the target level of performance that must be met before the target award is paid and the level of performance that must be achieved for the maximum award (200% of target) to be paid. The minimum, target and maximum percentages in the Performance Schedules vary widely by performance goal based on the Committee's analysis of the specific criterion and the expectations of the Company relating thereto. For example, the Committee determined that year-over-year growth in the Company's earnings per share must exceed 15% before any award for that performance goal is paid. The Committee's analyses of other performance goals, however, resulted in Performance Schedules with thresholds ranging from 5% growth to 20% growth.

     The aggregate amount of all awards under the Plan to any one participant for any Performance Period may not exceed $1,000,000. Payment of awards takes place as soon as administratively feasible following certification by the Committee of the extent to which performance goals have been achieved and the determination of the actual awards payable.

     In the event of a recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event; changes in applicable tax laws or accounting principles; or any unusual, extraordinary or nonrecurring events involving the Company that distort the performance criteria applicable to any performance goal, the Committee must adjust the calculation of the performance criteria and the applicable performance goals as necessary to prevent reduction or enlargement of participants' awards under the Plan for such Performance Period attributable to such transaction or event.

     The Board of Directors of the Company may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, without shareholder approval.

PLAN BENEFITS UNDER THE AMENDED PLAN

     The Committee has designated the eligible officers of the Company who will participate in the Plan for the fiscal year 2001 Performance Period as those persons who have been designated by the Board of Directors as executive officers of the Company pursuant to the provisions of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, other than those executive officers employed by accounting firm subsidiaries (which have different incentive programs). The Committee has also established target awards for the fiscal year 2001 for those executive officers serving as such as of June 21, 2000. The following table sets forth the amounts which would be paid to the individuals and groups referred to below pursuant to awards made under the Plan at the specified levels of attainment of performance goals established by the Committee. Non-employee directors of the Company are not eligible to participate in the Plan and employees who are not "executive officers" of the Company, as designated by the Board of Directors, will not participate in the Plan in fiscal year 2001.

                              PLAN BENEFITS TABLE

                            ESTIMATED FUTURE PAYOUTS
                            ------------------------

                  NAME AND
                  PRINCIPAL POSITION                 THRESHOLD         TARGET           MAXIMUM
                  -----------------------            ---------         ----------       ----------
                  Frank L. Salizzoni                      $0           $  248,267       $  496,534
                  Chief Executive Officer

                  Mark A. Ernst                           $0           $  257,250       $  514,500
                  President and Chief
                  Operating Officer

                  Robert E. Dubrish                       $0           $  128,000       $  256,000
                  President and Chief
                  Executive Officer,
                  Option One Mortgage
                  Corporation

                  Thomas L. Zimmerman                     $0           $  132,000       $  264,000
                  President, H&R Block
                  Tax Services, Inc.

                  All Executive Officers                  $0           $1,659,687       $3,319,374


NOTE: Each participant has from one to five of the 11 specified performance goals upon which the incentive payout is based, as determined by the Committee. The actual award relating to each objective performance goal will be calculated based on the specific level of performance achieved.

SHAREHOLDER APPROVAL REQUIREMENTS; RECOMMENDATION OF THE BOARD OF DIRECTORS "FOR" THIS PROPOSAL

     The proposal must be approved by a majority of the shares present in person or represented by proxy at the meeting. If the proposal is not approved by a majority of such shares, the amendments to the Plan will not be made and the Plan will continue to exist in its current form.

     The Board believes that approval of the Plan, as proposed to be amended, will assist the Company in the manner specified above and, as a result, will promote the interests of the Company and its shareholders.


THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE H&R BLOCK SHORT-TERM INCENTIVE PLAN, AS AMENDED, AND PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.


                             APPOINTMENT OF AUDITORS
                            (ITEM 4 ON FORM OF PROXY)

     Subject to ratification by the shareholders at the annual meeting, the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending April 30, 2001. PricewaterhouseCoopers LLP served as the independent auditor for the Company for the fiscal year ended April 30, 2000 and the Company agreed to pay such firm $451,100 in connection therewith. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2000 annual meeting, will be afforded an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by the shareholders.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY.



                              SHAREHOLDER PROPOSALS

     Recommendations for nominees to be elected to the Board of Directors and proposals of shareholders intended to be presented at the next annual meeting scheduled to be held on Wednesday, September 12, 2001 must be submitted in writing to the Secretary of the Company, H&R Block, Inc., 4400 Main Street, Kansas City, Missouri 64111. Shareholder proposals must be received by the Secretary no later than March 30, 2001 in order to be included in next year's proxy statement and form of proxy.

     Shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposals are not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company's Bylaws and applicable rules and regulations of the Securities and Exchange Commission. For business to be properly brought before the annual meeting scheduled for September 12, 2001, such notice must be delivered to or mailed and received by the Secretary of the Company at the address set forth above not later than the close of business on June 13, 2001. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. If the Company does not receive proper and timely notice of a shareholder proposal, the proxies shall have the right to exercise discretionary authority with respect to such proposal at the annual meeting.


                                  OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

                                             By Order of the Board of Directors
                                             JAMES H. INGRAHAM
                                             Secretary

July 28, 2000

                                                                      APPENDIX A


                                 H&R BLOCK, INC.
                             AUDIT COMMITTEE CHARTER

                           ROLE OF THE AUDIT COMMITTEE

The role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting, control and audit functions. The role of the Audit Committee also includes encouragement of strong, positive working relationships and free and open communication among the directors, the independent auditor, the internal auditors, counsel and the Company's management.

                              COMMITTEE COMPOSITION

- The Audit Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. References to "Company" in this Charter shall refer to the Company and all of its subsidiaries.

- The Board of Directors shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee and its Chairman. The Board shall apply the rules and restrictions of the New York Stock Exchange relating to independence and consider employment, officer, business, family and other relationships in making such determinations and appointments.

- Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

- At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

- The Audit Committee shall cause to be filed with the New York Stock Exchange annually after the Board of Directors appoints the Audit Committee, and at any time when the composition of the Audit Committee changes, a Written Affirmation in the form required by the Listed Company Manual of the New York Stock Exchange.

                            AUDIT COMMITTEE MEETINGS

- The Audit Committee shall hold at least four regular meetings annually, and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board of Directors. Special meetings of the Committee may be called by the Chairman of the Audit Committee.

- The Committee shall periodically and at least annually meet with the independent auditor, the Director of Internal Audit (or person with similar responsibilities) and management of the Company in separate executive sessions to discuss any matters that the Committee or each such group or person believes should be discussed privately.

- The Committee shall request members of management, counsel, the Internal Audit Department and the Company's independent auditor, as applicable, to participate in Committee meetings, as deemed appropriate by the Committee. Periodically and at least annually the Committee shall meet in private session with only Committee members.

- The Committee shall periodically report on its meetings and other activities to the Board of Directors, shall keep accurate minutes of its meetings and shall present such minutes to the Board of Directors for its approval.

                           RESPONSIBILITIES AND DUTIES

CHARTER/REPORT

- The Audit Committee Charter and any revisions thereto shall be approved by the Board of Directors.

- The Audit Committee shall review and reassess the adequacy of the Audit Committee Charter on an annual basis, or more frequently as needs dictate, and recommend to the Board of Directors any revisions considered appropriate.

- The Audit Committee Charter shall be included as an appendix to the Company's proxy statement in accordance with the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rules and regulations may be modified or supplemented from time to time ("SEC Rules").

- The Committee shall prepare and publish in the Company's proxy statement an Audit Committee Report as and when required by SEC Rules.

INDEPENDENT AUDITOR AND OTHER INDEPENDENT ACCOUNTANTS

The independent auditor for the Company is ultimately accountable to the Board of Directors and the Audit Committee of the Company.

The Audit Committee shall:

- Recommend to the Board of Directors the appointment, retention, discharge or replacement of the independent auditor.

- Receive from the independent auditor the letter regarding the auditor's independence required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as such Standard may be modified or supplemented from time to time.

- Periodically and at least annually evaluate and discuss with the independent auditor such auditor's independence, effectiveness and performance, including any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

- Recommend to the Board of Directors any appropriate action in response to the independent auditor's report regarding independence to satisfy the Committee and/or the Board of the independent auditor's independence.

- Approve the audit plan, the scope of the audit and the fees of the independent auditor on an annual basis or as otherwise necessary, and approve any modifications thereto.

- Review and approve management's plans to engage the independent auditor to perform management consulting services and the projected fees associated with such engagements.

- Review the extent to which independent public accountants other than the principal independent auditor are to be used by the Company and the rationale for such use.

INTERNAL AUDITORS

The Audit Committee shall:

- Review and approve the appointment, replacement, reassignment or dismissal of the Director of Internal Audit (or person with similar responsibilities) and periodically and at least annually review the performance of the Director of Internal Audit.

- At least annually review and approve the internal audit plan, and periodically ensure adequate resources are available to execute the plan.

- Review the results of completed internal audits with the Director of Internal Audit and monitor corrective actions taken by management, as deemed appropriate.

- Review with the independent auditor its assessment of Internal Audit Department practices and objectivity.

FINANCIAL REPORTING AND RISK CONTROL

The Audit Committee shall:

- Review the coordination of audit efforts of the Internal Audit Department and the independent auditor to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

- Review and discuss with management and the independent auditor the audited financial statements of the Company, including the independent auditor's report under Independence Standards Board Standard No. 1 and matters required to be discussed under the Statements of Auditing Standard No. 61.

- Review with the independent auditor the independent auditor's evaluation of the Company's financial, accounting and internal audit personnel, and the cooperation and access to required information received by the independent auditor during the course of the audit.

- Review any significant disagreement between management and either the independent auditor or the Internal Audit Department in connection with the preparation of the financial statements.

- Review (a) changes in the Company's accounting principles or financial reporting policies, (b) the accounting treatment accorded significant transactions, (c) any significant accounting issues, including any second opinions sought by management on accounting issues, and (d) the Company's use of reserves and accruals, as reported by management and the independent auditor.

- Discuss with the independent auditor and management the auditor's judgments about the quality and acceptability of the Company's accounting principles as applied in its financial reporting. If the independent auditor identifies any matters relating to such quality and acceptability in connection with its review of financial information, the Audit Committee shall receive from the independent auditor or management communication about such matters.

- Make recommendations to the Board of Directors as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

- Receive from management and the independent auditor timely analysis of significant current financial reporting issues.

- Review with management and the independent auditor and assess the Company's financial risks, the Company's risk management process, and adherence to significant internal controls.

ETHICAL AND LEGAL COMPLIANCE AND OTHER RESPONSIBILITIES

The Audit Committee shall:

- Establish, review and update (or cause management to update) periodically the H&R Block, Inc. Code of Business Ethics & Conduct (the "Code") and assure that management has established a system to enforce the Code.

- Review and approve the appointment, replacement, reassignment or dismissal of the Ethics Program Director under the Code and periodically review his or her performance.

- Review reports concerning compliance of the Company's directors, management, associates and others to whom the Code applies.

- Review the results of the Internal Audit Department's annual audit of corporate officer expenses and perquisites.

- Review with the Company's General Counsel and, when appropriate, outside counsel legal compliance matters and any legal matter that could have a significant impact on the Company's financial statements.

- Conduct or authorize investigations into any matters within the scope of the Committee's responsibilities, and retain independent advisors at the expense of the Company, when needed, to assist in the conduct of any investigation.

                                                                      APPENDIX B



                                 H&R BLOCK, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN


SECTION 1.  PURPOSE OF PLAN

         The H&R Block, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of the subsidiaries of H&R Block, Inc. (collectively, H&R Block, Inc. ("Block") and such subsidiaries shall be referred to as the "Company") to acquire an equity interest in Block through the purchase of shares of Block common stock, without par value ("Common Stock"). This Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code (the "Code").

SECTION 2.  ADMINISTRATION OF THE PLAN

         The Plan shall be administered by Block's Board of Directors (the "Board") or by a committee of the Board (the "Committee") appointed by the Board and serving at its pleasure (the Board or any such Committee being herein referred to as the "Administrator"). Until such time as the Board shall determine otherwise, the Compensation Committee of the Board shall serve as Administrator. The Administrator shall have full power and authority, not inconsistent with the express provisions of the Plan, to administer and interpret the Plan, including the authority to:

(i)      grant options and authorize the issuance of shares;
(ii) make and amend all rules, regulations, guidelines, procedures and policies for administering the Plan;
(iii) decide all questions and settle all disputes that may arise in connection with the Plan;
(iv) appoint persons and entities to act as designated representatives on its behalf in administering the Plan pursuant to its provisions (in which case the term "Administrator" as used herein shall include such persons or entities to the extent of such appointment);
(v)      establish accounts with a person or entity appointed pursuant to
(iv) above ("Custodian") to hold Common Stock purchased under the Plan ("Stock Account");
(vi) cause Block to enter into a written agreement with the Custodian setting forth the terms and conditions upon which Stock Accounts shall be governed ("Custodial Agreement"); and
(vii) require Participants to hold shares of Common Stock under the Plan in Stock Accounts (in which case each Participant's decision to participate in the Plan shall constitute the appointment of such Custodian as custodial agent for the purpose of holding such shares) until such time as shall be specified in the Custodial Agreement.

         All interpretations, decisions and determinations made by the Administrator shall be binding on all persons concerned.

SECTION 3.  NATURE AND NUMBER OF SHARES

         The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares or previously issued shares reacquired and held by the Company. The aggregate number of shares that may be issued under the Plan shall not exceed three million (3,000,000) shares of Common Stock.

         In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, offering of rights or other similar change in the capital structure of the Company, the Board or the Committee may make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan and in the maximum number of shares which may be issued under the Plan.

SECTION 4.  ELIGIBILITY

         Each individual employed by a Participating Subsidiary (as hereinafter defined), except as provided below, shall be eligible to participate in the Plan ("Employee"). The following individuals shall be excluded from participation:

         (a) Persons who, as of the date of grant of an Option (as defined below), have been continuously employed by the Participating Subsidiary for less than twelve (12) consecutive months;


         (b) Persons who, immediately upon the grant of an Option, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of Block or any Subsidiary; and


         (c) Persons who are customarily employed by the Company less than twenty (20) hours per week or for not more than five (5) months in any calendar year.


         For purposes of the Plan, a "Subsidiary" is any corporation or other entity in which Block owns, directly or indirectly, stock (or other ownership interests) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock (or other ownership interests). A "Participating Subsidiary" is any Subsidiary meeting the requirements above that is designated by the Board or the Committee as a subsidiary whose employees are eligible to participate in the Plan.

SECTION 5.  ENROLLMENT AND WITHDRAWAL

         Each eligible Employee may enroll or re-enroll in the Plan as of the first day of any Option Period (as hereinafter defined) after the Employee first becomes eligible to participate. To enroll, an Employee must complete and sign an enrollment form (including a payroll deduction authorization) in a form acceptable to the Administrator and submit it to the Company, or use such other means to enroll as is authorized by the Administrator, at least 15 business days prior to the commencement of such Option Period or by such other date as the Administrator may prescribe. Participation in the Plan is voluntary. A "Participant" shall be an Employee enrolled in the Plan.

         A Participant will automatically be enrolled in all future Option Periods unless the Participant withdraws from the Plan. If a Participant withdraws from the Plan, he or she will cease to be a Participant and may only participate in future Option Periods if he or she re-enrolls in the Plan. Any Participant may withdraw from the Plan by notifying the Company at any time during the Option Period prior to the Purchase Date (as defined below). Upon such a withdrawal, the entire amount contributed to the Plan by the Participant (and not yet used to purchase Common Stock) will be refunded without interest as soon as administratively practicable.

SECTION 6.  GRANT OF OPTIONS

         Under the Plan, each "Option Period" shall be a period of approximately six (6) months beginning on January 1 and July 1, respectively, and ending on June 30 and December 31, respectively, or such other period as the Board or the Committee may designate from time to time.

         Each person who is a Participant on the first day of an Option Period (the "Grant Date") will as of such day be granted an option for the Period (the "Option"). Such Option will be for the number of whole and fractional shares of Common Stock to be determined by dividing (i) the balance credited to the Participant's Payment Account (as defined in Section 7(b)) during such Option Period by means of payroll deduction (or such other means deemed acceptable by the Administrator) as of the Purchase Date (as determined under Section 8 below) by (ii) the purchase price per share of the Common Stock as determined under
Section 8.

         In no event shall a Participant be entitled to purchase, for any Option Period, more than the lesser of (i) the number of shares obtained by dividing $25,000 by the fair market value of a share of Common Stock on the Grant Date for such Option Period, or (ii) the maximum number of shares permitted to be purchased under Section 7(c) below.

         The Administrator will reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of his or her Option for an Option Period in the event that the number of shares then available under the Plan is otherwise insufficient, and will return to the Participant without interest any remaining unused balance in the Participant's Payment Account as soon as administratively practicable.

SECTION 7.  METHOD OF PAYMENT

         (a) Form of Payment. Payment for shares shall be made in installments through after-tax payroll deductions over the Option Period, with such deductions taken from pay periods ending during the Option Period, or in such other form of payment deemed acceptable by the Administrator.

         Subject to the limits below and in Section 8, each Participant may elect through payroll withholding during the Option Period (or such other means deemed acceptable by the Company) to have credited to his or her Payment Account an amount not less than one percent (1%) and not greater than ten percent (10%) of Compensation (as defined below); provided that the Administrator from time to time before an enrollment date may establish limits other than those herein described for all purchases to occur during the relevant Option Period.

         For purposes of the Plan, "Compensation" shall mean all compensation paid to the Participant by the Company and currently includible in his or her income, including such amounts as commissions, overtime, and other amounts includible in the general definition of compensation provided in Treasury Regulation ss.1.415-2(d)(1), plus any amount that would be so included but for the fact that it was contributed to (a) a qualified plan pursuant to an elective deferral under Section 401(k) of the Code, (b) a nonqualified deferred compensation plan, and/or (c) a cafeteria plan on a before-tax basis pursuant to an election under Section 125 of the Code, but not including (i) payments under stock option plans and other employee benefit plans or other amounts excluded from the definition of compensation provided in the Treasury Regulations under
Section 415 of the Code, (ii) bonuses or compensation paid under short-term incentive plans, and (iii) reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, payments of benefits under nonqualified deferred compensation plans, and welfare benefits.

         A Participant may increase or decrease the rate of withholding on a prospective basis effective as to future pay periods within an Option Period by giving not less than two (2) weeks' prior written notice (in a form acceptable to the Administrator) to the Company.

         (b) Accounts. A "Payment Account" means the book entry account maintained by the Company or Administrator to record the amount of Participant's payments made pursuant to Section 7(a) and any cash amount carried forward from an Option Period to the Grant Date for the next Option Period pursuant to
Section 9. All payments by each Participant shall be credited to such Participant's Payment Account pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts in the Payment Account shall be assets of the Company and may be used by the Company for any corporate purpose. No interest will be paid on amounts credited to a Participant's Payment Account.

         (c) Limits on Purchase. In no event shall the rights of any Participant to purchase shares (under this Plan and under any other stock purchase plans of Block or any Subsidiary) accrue at a rate that exceeds $25,000 as measured by the fair market value of such shares (determined in the case of each such share as of the date of grant of the related option) for the calendar year.

SECTION 8.  PURCHASE PRICE

         The purchase price of Common Stock issued pursuant to the exercise of an Option shall be ninety percent (90%) of the lower of the fair market value of Common Stock on (a) the Grant Date for the Option Period, or (b) the last trading day of the Option Period (the "Purchase Date").

         Fair market value shall mean the closing price of Common Stock on the New York Stock Exchange or other national securities exchange on which the Common Stock is then principally traded or, if that measure of price is not available, on a composite index of such exchanges or, if that measure of price is not available, in a national market system for securities. In the event that there are no sales of Common Stock on any such exchange or market on the Grant Date, the fair market value of the Common Stock shall be deemed to be the closing sales price on the next following day on which Common Stock was sold on any such exchange or market. In the event that there are no sales of Common Stock on any such exchange or market on the Purchase Date, the fair market value of the Common Stock shall be deemed to be the closing sales price on the next preceding day on which Common Stock was sold on any such exchange or market. In the event that the Common Stock is not listed on any such market or exchange on the Grant or Purchase Dates, a reasonable valuation of the fair market value of the Common Stock on such dates shall be made by the Administrator.

SECTION 9.  EXERCISE OF OPTIONS; SIX-MONTH HOLDING PERIOD

         If an Employee is a Participant in the Plan on a Purchase Date, he or she will be deemed to have exercised the Option granted to him or her for the period ending on that Purchase Date. Upon such exercise, the Company will apply the balance of the Participant's Payment Account to the purchase of the number of whole or fractional shares of Common Stock determined under Section 6 and, as soon as practicable thereafter, will issue and deliver said whole shares to the Participant (unless Stock Accounts are established by the Administrator pursuant to Section 2 of the Plan). Any cash remaining in the Participant's Payment Account and the cash value of any fractional shares of Common Stock shall either be carried forward to the next Grant Date (without interest) and become a part of the Payment Account for the Option Period to which such next Grant Date applies, or, upon written request of the Participant to the Administrator, be paid to Participant without interest (unless Stock Accounts are established by the Administrator pursuant to Section 2 of the Plan).

         Notwithstanding anything herein to the contrary, Block's obligation to issue and deliver whole shares of Common Stock under the Plan will be subject to the approval required by any governmental authority in connection with the authorization, issuance, sale or transfer of said shares, to any requirements of any national securities exchange applicable thereto, and to compliance by Block with other applicable legal requirements in effect from time to time.

         Any shares of Common Stock issued under the Plan may not be sold, transferred or assigned for a period of six months after the date issued. Each certificate representing shares of Common Stock issued under this Plan during such six-month period shall bear the following legend:

         "The Shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, until a date that is more than six months after the date of issuance of this certificate.";

or such other legend as shall be approved by the Administrator.

SECTION 10.  TERMINATION OF EMPLOYMENT

         Subject to Section 11, upon the termination of a Participant's employment with the Company for any reason, the Participant's Payment Account balance shall be frozen to future accruals and the Participant shall be withdrawn from Plan participation and cease to be a Participant. Upon the cessation of participation, any Option held by the Participant under the Plan will be deemed cancelled, the balance of the Participant's Payment Account will be returned to the Participant or, in the case of death, refunded in accordance with Section 11, without interest, as soon as administratively practicable and the Participant will have no further rights under the Plan.

SECTION 11.  DEATH OF A PARTICIPANT

         Each Participant may designate one or more beneficiaries who, in the event of the Participant's death, would receive any Common Stock and/or cash credited to the Participant under the Plan. In the case of a Participant who is married at the time of death, the Administrator may condition any designation of a beneficiary other than the Participant's spouse on the written consent of such spouse. A designation of beneficiary and election may be changed by the Participant at any time. Any such designation or change in designation, if made in accordance with the Plan and in a form and manner that is acceptable to the Administrator, shall be effective upon receipt by the Company and shall be the exclusive means of designating a beneficiary under the Plan. In the absence of a proper beneficiary designation under the Plan, the balance in the deceased Participant's Payment Account under the Plan will be refunded without interest to his or her estate.

         As soon as administratively feasible after the death of a Participant, any Common Stock and/or cash credited to the Participant under the Plan shall be delivered to the Participant's designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant's estate. Such delivery and payment shall relieve the Company of further liability to the deceased Participant or his or her beneficiaries with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Payment Account and, if any, the Stock Account, unless the Participant has given express contrary instructions.

SECTION 12.  ASSIGNMENT

         Except as provided in Section 11 above, funds, securities, rights or other property held for the account of a Participant shall not be sold, pledged, assigned, transferred, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. A Participant's right to purchase shares under the Plan shall be exercisable during the Participant's lifetime only by the Participant. If this provision is violated, the Participant's election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to refund to the Participant the amount then credited to his or her Payment Account and deliver to Participant any whole shares of Common Stock credited to him or her under any Stock Account.

SECTION 13.  EQUAL RIGHTS AND PRIVILEGES

         All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provisions of the Code and related regulations. Any provision of the Plan that is inconsistent with
Section 423 or any successor provision of the Code shall without further act of amendment by the Company be reformed to comply with the requirements of Section
423. This Section 13 shall take precedence over all other provisions of the Plan.


SECTION 14.  RIGHTS AS STOCKHOLDER

         A Participant shall have no rights as a stockholder under an Option until he or she becomes a stockholder as herein provided. A Participant will become a stockholder with respect to shares for which payment has been completed as provided in Section 8 as of the close of business on the Purchase Date for the Option Period.

SECTION 15.  MODIFICATION AND TERMINATION OF THE PLAN

         The Board or the Committee may terminate the Plan at any time and may at any time and from time to time amend the Plan in any manner permitted by law. No amendment shall be effective unless within one (1) year after it is adopted by the Board it is approved by Block's shareholders in the manner prescribed under the Treasury Regulations under Section 423 of the Code, if such amendment would:

         (i) increase the number of shares reserved for purchase under the Plan, unless such increase is by reason of any change in the capital structure of the Company referred to in Section 3 hereof;
         (ii) change the designation of corporations or other entities whose employees may be offered Options under the Plan, except as permitted under Treasury Regulations ss.1.423-2(c)(4);
         (iii) materially modify the requirements as to eligibility for participation in the Plan; or
         (iv) materially increase the benefits accruing to Participants under the Plan.


         In the event the Plan is terminated, the Board or Committee may elect to terminate all outstanding Options either immediately or upon completion of the purchase of shares on the next Purchase Date, unless the Board has determined that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If Options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned without interest to the Participants.

SECTION 16.  BOARD AND SHAREHOLDER APPROVAL; EFFECTIVE DATE

         This Plan was adopted by the Board on June 28, 2000. The Effective Date of the Plan shall be September 13, 2000, subject to shareholder approval at the annual meeting of shareholders of H&R Block, Inc. in calendar year 2000. In the event shareholder approval of the Plan is not obtained in the manner prescribed under Treasury Regulations under Section 423 of the Code, Participants will receive a full refund of any amounts credited to their Payment Accounts as soon as administratively practicable.

SECTION 17.  OTHER PROVISIONS

         Options and other documentation under the Plan shall contain such other provisions as the Administrator shall deem advisable, provided that no such provision shall conflict with the express terms of the Plan.

SECTION 18.  EMPLOYMENT RIGHTS

         Nothing contained in the provisions of the Plan shall be construed to give to any individual the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge any employee at any time.

                                                                      APPENDIX C


                       H&R BLOCK SHORT-TERM INCENTIVE PLAN
                                  (AS AMENDED)

                                    ARTICLE I

                                     GENERAL

Section 1.1 Purpose.

         The purpose of the H&R Block Short-Term Incentive Plan (the "Plan") is to attract and retain highly qualified individuals as executive officers; to obtain from each the best possible performance in order to achieve particular business objectives established for H&R Block, Inc. (the "Company") and its subsidiaries; and to include in their compensation package a bonus component intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which compensation would be deductible by the Company under the Code.

Section 1.2 Administration.

         The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee") consisting of at least two members, each of whom shall be an "outside director" within the meaning of
Section 162(m) of the Code. The Committee shall adopt such rules and guidelines as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of the majority shall be final and binding in all matters relating to the Plan. The Committee shall have authority to determine the terms and conditions of the Awards granted to eligible persons specified in Section 1.3 below.

Section 1.3 Eligibility.

         Awards may be granted only to employees of the Company or any of its subsidiaries who are at the level of Assistant Vice President or at a more senior level and who are selected for participation in the Plan by the Committee. A qualifying employee so selected shall be a "Participant" in the Plan.

                                   ARTICLE II

                                     AWARDS

Section 2.1 Awards.

         The Committee may grant annual performance-based awards ("Awards") to Participants with respect to each fiscal year of the Company, or a portion thereof (each such fiscal year or a portion thereof to constitute a "Performance Period"), subject to the terms and conditions of the Plan. Awards shall be in the form of cash compensation. Within 90 days after the beginning of a Performance Period, the Committee shall establish (a) performance goals and objectives ("Performance Targets") for the Company and the subsidiaries and divisions thereof for such Performance Period, (b) target awards ("Target Awards") for each Participant, which shall be a specified dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage ("Performance Percentage") to be multiplied by each portion of the Target Award to which a Performance Target relates in arriving at the actual Award payout amount pursuant to Section 2.4 ("Performance Schedules"). The Committee shall specify the Performance Targets applicable to each Participant for each Performance Period and shall further specify the portion of the Target Award to which each Performance Target shall apply. In no event shall a Performance
Schedule include a Performance Percentage in excess of 200%.

Section 2.2 Performance Targets.

         Performance Targets established by the Committee each year shall be based of one or more of the following business criteria: (a) earnings, (b) revenues, (c) sales of products, services or accounts, (d) numbers of income tax returns prepared, (e) margins, (f) earnings per share, (g) return on equity, (h) return on capital, and (i) total shareholder return. For any Performance Period, Performance Targets may be measured on an absolute basis or relative to internal goals, or relative to levels attained in fiscal years prior to the Performance Period.

Section 2.3 Employment Requirement.

         To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company or its subsidiaries through the end of the applicable Performance Period, provided that, in the event the Participant's employment terminates during the Performance Period due to death, disability or retirement, the Committee may, at its sole discretion, authorize the Company or the applicable subsidiary to pay in full or on a prorated basis an Award determined in accordance with Sections 2.4 and 2.5. For purposes of this Section 2.3, (a) "disability" shall be as defined in the employment practices or policies of the applicable subsidiary of the Company in effect at the time of termination of employment, and (b) "retirement" shall mean termination of employment with all subsidiaries of the Company by the Participant after either attainment of age 65 or attainment of age 55 and the completion of at least ten (10) years of employment with the Company or its subsidiaries.

Section 2.4 Determination of Awards.

         In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedules, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

         At the time Target Awards are determined, the Committee may specify that the Performance Percentage attributable to any one or more portions of a Participant's Target Award may not exceed the Performance Percentage attributable to any other portion of the Participant's Target Award. In the event such specification is made, actual Award payouts shall be determined accordingly.

Section 2.5 Limitations on Awards.

         The aggregate amount of all Awards under the Plan to any Participant for any Performance Period shall not exceed $1,000,000.

Section 2.6 Payment of Awards.

         Payment of Awards shall be made by the Company or the applicable employer subsidiary as soon as administratively practical following the certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Sections 2.4 and 2.5. All Awards under the Plan are subject to withholding, where applicable, for federal, state and local taxes.

Section 2.7 Adjustment of Awards.

         In the event of the occurrence during the Performance Period of any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-off, combination, liquidation, dissolution, sale of assets, other similar corporate transaction or event, any changes in applicable tax laws or accounting principles, or any unusual, extraordinary or nonrecurring events involving the Company which distorts the performance criteria applicable to any Performance Target, the Committee shall adjust the calculation of the performance criteria, and the applicable Performance Targets as is necessary to prevent reduction or enlargement of Participants' Awards under the Plan for such Performance Period attributable to such transaction or event. Such adjustments shall be conclusive and binding for all purposes.

                                   ARTICLE III

                                  MISCELLANEOUS

Section 3.1  No Rights to Awards or Continued Employment.

         No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.

Section 3.2 No Limits on Other Awards and Plans.

         Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company and its subsidiaries, including any Participants.

Section 3.3 Restriction on Transfer.

         The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution.

Section 3.4 Source of Payments.

         The Company and its subsidiaries shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company or any of its subsidiaries, such rights shall be no greater than those of an unsecured creditor.

Section 3.5  Effective Date; Term; Amendment.

         The Plan is effective as of June 19, 1996, subject to approval by the Company's shareholders at the Company's 1996 annual meeting of shareholders, and shall remain in effect until such time as it shall be terminated by the Board of Directors of the Company. If approval of the Plan meeting the requirements of
Section 162(m) of the Code is not obtained at the 1996 annual meeting of shareholders of the Company, then the Plan shall not be effective and any Award made on or after June 19, 1996, shall be void ab initio. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

Section 3.6 Prohibited or Unenforceable Provisions.

         Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

Section 3.7 Section 162(m) Provisions.

         Any Awards under the Plan shall be subject to the applicable restrictions imposed by Code Section 162(m) and the Treasury Regulations promulgated thereunder, notwithstanding any other provisions of the Plan to the contrary.

Section 3.8 Governing Law.

         The Plan and all rights and Awards hereunder shall be construed in accordance with and governed by the laws of the State of Missouri.

                                H&R BLOCK, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO SUCH SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE PROPOSALS.

The undersigned hereby appoints Donna R. Ecton, Frank L. Salizzoni and Louis W. Smith, and each of them, the proxies (acting by a majority or, if only one be present, then that one shall have all of the powers hereunder), each with full power of substitution, for and in the name of the undersigned to represent and to vote all shares of stock of H&R BLOCK, INC., a Missouri corporation, of the undersigned at the annual meeting of shareholders of said corporation to be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, on September 13, 2000, commencing at 9:00 a.m., Kansas City time, and at any adjournment thereof, notice of said meeting and the proxy statement furnished therewith having been received by the undersigned; and, without limiting the authority hereinabove given, said proxies or proxy are expressly authorized to vote in accordance with the undersigned's direction as to those matters set forth on the reverse side hereof and in accordance with their best judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.


             BE SURE TO SIGN AND DATE THE REVERSE SIDE OF THIS FORM

--------------------------------------------------------------------------------
                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\



                                                                   July 28, 2000

Dear Shareholder:

         The annual meeting of shareholders of H&R Block, Inc. will be held at the Nelson-Atkins Museum of Art, 4525 Oak Street, Kansas City, Missouri, at 9:00 a.m., Kansas City time, on Wednesday, September 13, 2000.

         It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting in person, please review the enclosed proxy materials, complete the proxy form attached above, and return it promptly in the envelope provided.


                                                                                                                  Please mark  /X/
                                                                                                                 your votes as
                                                                                                                  indicated in
                                                                                                                  this example


1. ELECTION OF DIRECTORS.             INSTRUCTION: To withhold authority to vote for any individual nominee(s), clearly cross out his (their) name(s) below.

      FOR                WITHHOLD     NOMINEES ARE:  FOR CLASS II DIRECTORS, G. KENNETH BAUM, MARK A. ERNST, HENRY F. FRIGON AND
all nominees listed      AUTHORITY                   ROGER W. HALE
to the right (except    to vote for                  FOR CLASS I DIRECTOR, THOMAS M. BLOCH
  as marked to          nominee(s)                   FOR CLASS III DIRECTOR, RAYFORD WILKINS, JR.
  the contrary)           listed
     / /                   / /

2. APPROVAL OF THE H&R BLOCK, INC. 2000   3. APPROVAL OF THE H&R BLOCK SHORT-TERM  4. RATIFICATION OF THE APPOINTMENT OF
   EMPLOYEE STOCK PURCHASE PLAN.             INCENTIVE PLAN, AS AMENDED.              PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S
                                                                                      INDEPENDENT AUDITORS FOR THE YEAR ENDING
      FOR     AGAINST    ABSTAIN                FOR     AGAINST    ABSTAIN            APRIL 30, 2001.
      / /       / /        / /                  / /       / /        / /
                                                                                            FOR     AGAINST    ABSTAIN
                                                                                            / /       / /        / /


                                                                                           Dated                             , 2000
                                                                                                 ----------------------------

                                                                                           ----------------------------------------
                                                                                                       SIGNATURE

                                                                                           ----------------------------------------
                                                                                                SIGNATURE OF SHAREHOLDER(S)

                                                                                           (Please date and sign exactly as name
                                                                                           appears at the left and return in the
                                                                                           enclosed postage paid envelope. If
                                                                                           shares are owned in joint names, all
                                                                                           joint owners should sign.)

--------------------------------------------------------------------------------
                 /\ PLEASE DETACH PROXY HERE, SIGN AND MAIL /\



IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM ABOVE AS SOON AS POSSIBLE.